As filed with the Securities and Exchange Commission on November 28, 2006

Registration No. 333-138336

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________

Pre-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
________________

WEINGARTEN REALTY INVESTORS
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation or organization)	74-1464203 (I.R.S. Employer Identification No.)

2600 Citadel Plaza Drive, Suite 300
Houston, Texas 77008
(713) 866-6000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
________________

Andrew M. Alexander
President and Chief Executive Officer
Weingarten Realty Investors
2600 Citadel Plaza Drive, Suite 300
Houston, Texas 77008
(713) 866-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
________________

Copies to:

Bryan L. Goolsby
Gina E. Betts
Locke Liddell & Sapp LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201

(214) 740-8000
________________

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
3.95% Convertible Senior Notes Due 2026 Common Shares of Beneficial Interest, $.03 par value per share	$575,000,000 14,645,940 shares (2)	100% (3)	$575,000,000 (3)	$61,525 (3)

(1)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (exclusive of accrued interest, if any).

(2)
This number reflects the aggregate number of common shares of beneficial interest issuable upon conversion of the notes at the conversion rate of 25.4712 of our common shares for each $1,000 principal amount of notes, which is the maximum conversion rate that will apply upon a change of control in certain circumstances. Pursuant to Rule 416 under the Securities Act, such number of common shares registered hereby shall include an additional number of common shares that may be issued in connection with a stock split, stock dividend, recapitalization or other event.

(3)
Pursuant to Rule 457(i) under the Securities Act, there is no additional filing fee with respect to the common shares issuable upon conversion of the notes because no additional consideration will be received in connection with the exercise of the conversion privilege. The registration fee has been previously paid in connection with the initial filing of the Registration No. 333-138336.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

SUBJECT TO COMPLETION, DATED NOVEMBER 28, 2006
$575,000,000
(aggregate principal amount)
Weingarten Realty Investors
3.95% Convertible Senior Notes due 2026 and
the Common Shares Issuable Upon Conversion of the Notes

________________

We issued the notes in a private placement in August 2006. This prospectus will be used by selling securityholders to resell their notes and the common shares issuable upon conversion of their notes. We will not receive any proceeds from this offering.

Our notes bear interest at the rate of 3.95% per year, payable on February 1 and August 1 of each year, beginning February 1, 2007. The notes will mature on August 1, 2026. However, on or after August 4, 2011, we may redeem the notes in whole or in part for cash at 100% of the principal amount of the notes to be redeemed plus accrued and unpaid interest (including additional interest, if any). We may not redeem the notes prior to August 4, 2011 except to the extent necessary to preserve our status as a real estate investment trust. On August 1, 2011, August 1, 2016 and August 1, 2021, as well as following the occurrence of certain change in control transactions on or prior to August 4, 2011, holders may require us to repurchase notes in whole or in part for cash at 100% of the principal amount of the notes to be repurchased plus accrued and unpaid interest (including additional interest, if any) accrued to the repurchase date.

The notes are convertible into our common shares of beneficial interest, par value $0.03 per share, which we refer to as “our common shares,” prior to the close of business on the second business day prior to the stated maturity date at any time on or after August 1, 2025 and also under the following circumstances: (i) if the closing sale price of our common shares reaches a specified threshold over a specified time period; (ii) if the trading price of the notes is below a specified threshold for a specified time period; (iii) if the notes have been called for redemption; (iv) upon the occurrence of the specified transactions described in this prospectus; or (v) if our common shares cease to be listed on a U.S. national or regional securities exchange or quoted on the Nasdaq National Market for 30 consecutive trading days. Upon conversion of notes, we will deliver cash and common shares, if any, with an aggregate value, which we refer to as the “conversion value,” equal to the conversion rate multiplied by the average price (as defined in this prospectus) of our common shares as follows: (i) an amount in cash, which we refer to as the “principal return,” equal to the lesser of (a) the principal amount of the converted notes and (b) the conversion value; and (ii) if the conversion value is greater than the principal return, an amount with a value equal to the difference between the conversion value and the principal return, which we refer to as the “net amount.” The net amount may be paid, at our option, in cash, common shares or a combination of cash and common shares.

The initial conversion rate for each $1,000 principal amount of notes is 20.3770 of our common shares. This is equivalent to an initial conversion price of approximately $49.075 per common share. For a discussion of the circumstances in which the conversion rate will be subject to adjustment, see “Description of Notes — Conversion Rate Adjustments” in this prospectus. In addition, if certain change in control transactions occur on or prior to August 4, 2011 and a holder elects to convert notes in connection with any such transaction, we will increase the conversion rate in connection with such conversion. This prospectus covers the resale of all such shares issued upon conversion. Our common shares are listed on the New York Stock Exchange under the symbol “WRI.” On November 21, 2006, the last reported sales price for our common shares on the NYSE was $47.28.

The notes will be our senior unsecured obligations and rank equally with all of our other senior unsecured indebtedness and be effectively subordinated to our secured indebtedness and to all liabilities and preferred equity of our subsidiaries.

We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system, although the notes are eligible for trading in The PORTAL (SM) Market of the National Association of Securities Dealers, Inc. However, the notes resold pursuant to this prospectus are not eligible for trading on The PORTAL (SM) Market.

Interest on the notes will accrue from August 2, 2006.

_______________

Investing in the notes and our common shares issuable upon conversion of the notes involves risks. See “Risk Factors” beginning on page 6 of this prospectus, as well as the risk factors relating to our business that are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2005.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November __, 2006.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell any security in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and the documents incorporated herein by reference is accurate only as of their respective dates. Our financial condition, results of operations, business and prospects may have changed since those dates.

TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION	iii
PROSPECTUS SUMMARY	1
RISK FACTORS	6
Risks Related to the Offering	6
U.S. Federal Income Tax Risks Related to the Notes	10
THE COMPANY	10
USE OF PROCEEDS	11
RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS	11
DESCRIPTION OF NOTES	12
General	12
Interest	13
Maturity	14
Our Redemption Rights	14
Repurchase at Option of Holders on Certain Dates	14
Repurchase at Option of Holders upon a Change in Control	16
No Shareholder Rights for Holders of Notes	18
Conversion Rights	19
Conversion Settlement	23
Conversion Rate Adjustments	24
Ownership Limit	29
Calculations in Respect of the Notes	29
Merger, Consolidation or Sale	29
Events of Default, Notice and Waiver	29
Modification of the Indenture	31
Discharge, Defeasance and Covenant Defeasance	33
Rule 144A Information	33
Provision of Financial Information	33
Governing Law	34
Trustee	34
Book-Entry System	34
Registration Rights; Additional Interest	36
DESCRIPTION OF CAPITAL SHARES	39
Authorized Shares	39
Shareholder Liability	39
Common Shares	40
Preferred Shares	41
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	44
U.S. Holders of the Notes	45
Non-U.S. Holders of the Notes	49
Information Reporting and Backup Withholding Tax Applicable to Holders of the Notes	51
Taxation of the Company as a REIT	51
REIT Qualification	52

i

Taxation As a REIT	56
Relief From Certain Failures of the REIT Qualification Provisions	58
Failure To Qualify As a REIT	58
Taxation of Taxable U.S. Holders	58
Backup Withholding	60
Taxation of Tax-Exempt Entities	60
Taxation of Non-U.S. Holders	61
State And Local Taxes	62
SELLING SECURITYHOLDERS	63
PLAN OF DISTRIBUTION	72
Electronic Distribution	73
LEGAL MATTERS	74
EXPERTS	74

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. In addition, you may read and copy our SEC filings at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Our website address is http://www.weingarten.com.

The information incorporated herein by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC prior to the termination of this offering, modifies or replaces this information. The following documents filed with the SEC are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2005.

•	Quarterly Report on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006.

•	Current Report on Form 8-K filed on June 8, 2006, August 2, 2006, September14, 2006, October 31, 2006, November 2, 2006, and November 28, 2006.

•	Proxy Statement on Schedule 14A filed on March 20, 2006.

•	The description of our common shares of beneficial interest contained in our registration statement on Form 8-A filed March 17, 1988.

•
All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than current reports furnished under Item 2.02 or 9.01 of Form 8-K) after the date of this prospectus and prior to the termination of this offering.

You may request copies of these filings at no cost by writing or telephoning our Investor Relations Department at the following address and telephone number:

Weingarten Realty Investors
2600 Citadel Plaza Drive Suite 300
Houston, Texas 77008
(713) 866-6000.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are not guarantees of performance. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "plans," "intends," "estimates," "anticipates," "expects," "believes" or similar expressions in this prospectus. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date of this prospectus.

PROSPECTUS SUMMARY

The information below is only a summary of more detailed information included elsewhere in this prospectus or the documents incorporated herein by reference. This summary does not contain all the information that is important to you or that you should consider before investing in the notes and common shares into which the notes, in certain circumstances, are convertible. As a result, you should read this entire prospectus, including the “Risk Factors” section beginning on page 6, as well as the information incorporated herein by reference, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2005, carefully.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us” and “our” refer to Weingarten Realty Investors and its subsidiaries.

The Company

We are a real estate investment trust based in Houston, Texas. We develop, acquire and own neighborhood and community shopping centers. To a lesser degree, we develop, acquire and own industrial real estate. We have engaged in these activities since 1948.

As of September 30, 2006, we owned or had an equity interest in operating properties consisting of approximately 47.5 million square feet of building area. These properties consist of 309 shopping centers generally in the 100,000 to 400,000 square foot range and 64 industrial projects. Our properties are located in 21 states that span the southern half of the United States from coast to coast. Our shopping centers are anchored primarily by supermarkets, drugstores and other retailers that sell basic necessity-type items. As of September 30, 2006, we leased to approximately 5,400 different tenants under approximately 7,300 separate leases. The weighted average occupancy rate of all of our improved properties as of September 30, 2006 was 94.0%.

Our executive offices are located at 2600 Citadel Plaza Drive, Suite 300, Houston, Texas 77008, and our telephone number is (713) 866-6000. Our website is www.weingarten.com. The information contained on our website is not part of this prospectus.

Terms of the Notes

This prospectus covers the resale of $575,000,000 aggregate principal amount of the notes and 14,645,940 of our common shares, plus an additional number of common shares that may be issued from time to time upon conversion of the notes as a result of a stock split, stock dividend, recapitalization or other event described in this prospectus.

We issued and sold $575,000,000 aggregate principal amount of the notes on August 2, 2006, in a private offering to Citigroup Global Markets, Inc., JPMorgan Securities Inc., and Morgan Stanley Co. Incorporated (the “Initial Purchasers”). We were told by the Initial Purchasers that the notes were resold in transactions which were exempt from the registration requirements of the Securities Act to persons reasonably believed by the Initial Purchasers to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act).

The common shares may be offered by the selling securityholders following the conversion of the notes.

The following is a brief summary of the terms of the notes. For a more complete description of the notes, see the section entitled “Description of the Notes” in this prospectus.

In this portion of the summary, the terms “we,” “us” and “our” refer only to Weingarten Realty Investors and not to any of our subsidiaries.

Issuer	Weingarten Realty Investors.

Notes Offered	$575 million aggregate principal amount.

Ranking of Notes
The notes are our senior unsecured obligations and rank equally with all of our other senior unsecured indebtedness. However, the notes are effectively subordinated to all of our secured indebtedness (to the extent of the collateral securing the same) and to all liabilities and preferred equity of our subsidiaries.

Interest	The notes bear interest at a rate of 3.95% per year. Interest is payable semi-annually in arrears on February 1 and August 1 of each year, beginning February 1, 2007.

Maturity	The notes will mature on August 1, 2026 unless previously redeemed, repurchased or converted in accordance with their terms prior to such date.

Redemption of Notes at Our Option
Prior to August 4, 2011, we may not redeem the notes except to preserve our status as a real estate investment trust for U.S. federal income tax purposes (a “REIT”). However, on or after August 4, 2011, we may redeem the notes in whole or in part, upon not less than 30 nor more than 60 days’ prior written notice to holders of the notes, for cash equal to 100% of the principal amount of the notes to be redeemed plus any unpaid interest (including additional interest, if any) accrued to the redemption date.

Repurchase of Notes at Each Holder’s Option on Certain Dates
Holders of notes may require us to repurchase their notes in whole or in part on August 1, 2011, August 1, 2016 and August 1, 2021 for cash equal to 100% of the principal amount of the notes to be repurchased plus any unpaid interest (including additional interest, if any) accrued to the repurchase date.

Repurchase of Notes at Each Holder’s Option Upon Certain Change in Control Transactions
If we undergo certain change in control transactions on or prior to August 4, 2011, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus any unpaid interest (including additional interest, if any) accrued to the repurchase date.

Conversion Rights
Holders may convert their notes based on the applicable conversion rate (described below) prior to the close of business on the second business day prior to the stated maturity date at any time on or after August 1, 2025 and also under any of the following circumstances:

•
during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter), if, and only if, the closing sale price of our common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than 130% of the conversion price per common share in effect on the applicable trading day;

•
during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the notes was less than 98% of the product of the closing sale price of our common shares multiplied by the applicable conversion rate;

•	if those notes have been called for redemption, at any time prior to the close of business on the third business day prior to the redemption date;

•	upon the occurrence of specified transactions described under “Description of Notes — Conversion Rights” in this prospectus; or

•	if our common shares are not listed on a U.S. national or regional securities exchange or quoted on the Nasdaq National Market for 30 consecutive trading days.

By delivering to the holder cash and common shares, if any, we will satisfy our obligation with respect to the notes tendered for conversion. Accordingly, upon conversion of a note, accrued and unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

Conversion Rate
The initial conversion rate for each $1,000 principal amount of notes is 20.3770 of our common shares, payable in cash and, at our election, common shares, as described under “Description of Notes — Conversion Settlement” in this prospectus. This is equivalent to an initial conversion price of $49.075 per common share. In addition, if certain change in control transactions occur on or prior to August 4, 2011 and a holder elects to convert notes in connection with any such transaction, we will increase the conversion rate in connection with such conversion by a number of additional common shares based on the date such transaction becomes effective and the price paid per common share in such transaction as described under “Description of Notes — Conversion Rights — Make Whole Upon Certain Change in Control Transactions” in this prospectus. The conversion rate may also be adjusted under certain other circumstances, including the payment of cash dividends in excess of our current regular quarterly common share cash dividend of $0.465 per share, but will not be adjusted for accrued and unpaid interest on the notes. See “Description of Notes — Conversion Rate Adjustments” in this prospectus.

Conversion Settlement
Upon the conversion of notes we will deliver cash and, at our election, common shares, with an aggregate value, which we refer to as the “conversion value,” equal to the conversion rate multiplied by the average price of our common shares as follows: (i) an amount in cash, which we refer to as the “principal return,” equal to the lesser of (a) the principal amount of the converted notes and (b) the conversion value and (ii) if the conversion value is greater than the principal return, an amount with a value equal to the difference between the conversion value and the principal return, which we refer to as the “net amount.” The net amount may be paid, at our option, in cash, common shares or a combination of cash and common shares. We refer to any cash delivered upon the conversion of notes as part of the net amount as the “net cash amount” and we refer to any common shares delivered upon the conversion of notes as the “net shares.” Any portion of the net amount that we elect to issue as net shares will be equal to the sum of the daily share amounts (calculated as described under “Description of Notes — Conversion Settlement” in this prospectus) for each trading day in the 10 consecutive trading-day period referred to below, except that we will pay cash in lieu of any fractional common shares issuable, at our option, as net shares based on the average price of our common shares.

The “average price” of our common shares will be equal to the average of the closing sale prices of common shares over the 10 consecutive trading-day period commencing on the third trading day following the date the notes are tendered for conversion.

We will pay the principal return and cash for fractional shares, and deliver net shares or pay the net cash amount, as applicable, to holders upon the conversion of their notes no later than the third business day following the last trading day of the 10 consecutive trading-day period referred to above.

Restrictions on Ownership
In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, no person may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the “Internal Revenue Code” or the “Code”), more than 9.8% of the issued and outstanding shares of any class or series of our shares of beneficial interest, subject to certain exceptions. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes for our common shares to the extent that receipt of such common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in our declaration of trust. See “Material Federal Income Tax Considerations — REIT Qualification” in this prospectus.

No Shareholder Rights for Holders of Notes	Holders of notes, as such, will not have any rights as our shareholders (including, without limitation, voting rights and rights to receive dividends or other distributions on our common shares).

Registration Rights
We have agreed to file with the SEC within 90 calendar days after the original issuance of the notes, and to use our reasonable best efforts to cause to become effective within 180 calendar days after the original issuance of the notes, the shelf registration statement, of which this prospectus is a part, or otherwise make a shelf registration statement available, with respect to the resale of the notes and the common shares that may be issuable upon conversion of the notes. See

“Description of Notes — Registration Rights; Additional Interest” in this prospectus.

To sell your notes or any common shares issued upon conversion of the notes pursuant to the shelf registration statement, you must, among other things, be named as a selling securityholder in the prospectus.

If we fail to comply with specified obligations under the registration rights agreement, additional interest will be payable on the notes. See “Description of Notes — Registration Rights; Additional Interest” in this prospectus.

Trading
The notes are a new issue of securities, and there is currently no established trading market for the notes. An active or liquid market may not develop for the notes or, if developed, be maintained. The notes originally issued in the private placement are eligible for trading on The PORTAL(SM) Market. We have not applied, and do not intend to apply, for the listing of the notes on any securities exchange or for quotation on any automated dealer quotation system. Our common shares are listed on the NYSE under the symbol “WRI.”

Book-Entry Form
The notes were issued in book-entry only form and are represented by two global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in a global certificate representing the notes are shown on, and transfers are effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances described in “Description of Notes — Book-Entry System.”

Use of Proceeds	We will not receive any proceeds from the sale by the selling securityholders of the securities offered by this prospectus.

Tax
The notes and common shares that may be issuable upon conversion of the notes are subject to special and complex U.S. federal income tax rules. Prospective investors are strongly urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes and common shares into which the notes, in certain circumstances, are convertible. See “Material Federal Income Tax Considerations” in this prospectus.

Risk Factors
You should read carefully the “Risk Factors” beginning on page 6 of this prospectus, as well as the risk factors relating to our business that are incorporated by reference in this prospectus, for certain considerations relevant to an investment in the notes and common shares into which the notes, in certain circumstances, are convertible.

RISK FACTORS

You should carefully consider the risks described below, as well as the risks described in the documents incorporated by reference in this prospectus, before making a decision to invest in the notes and common shares into which the notes, in certain circumstances, are convertible. The trading price of the notes and common shares into which the notes, under certain circumstances, are convertible could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and in the documents incorporated herein by reference.

Risks Related to the Offering

The effective subordination of the notes may limit our ability to satisfy our obligations under the notes.

The notes are our senior unsecured obligations and rank equally with all of our other senior unsecured indebtedness. However, the notes are effectively subordinated to all of our secured indebtedness to the extent of the value of the collateral securing such indebtedness. As of September 30, 2006, Weingarten Realty Investors had outstanding $48.0 million of secured indebtedness (exclusive of indebtedness of our consolidated subsidiaries). The provisions of the indenture governing the notes do not prohibit us from incurring additional secured indebtedness in the future. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to us, the holders of any secured indebtedness will be entitled to proceed directly against the collateral that secures such secured indebtedness. Therefore, such collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes, until such secured indebtedness is satisfied in full.

The notes also are effectively subordinated to all unsecured and secured liabilities and preferred equity of our subsidiaries. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any such subsidiary, we, as an equity owner of such subsidiary, and therefore holders of our debt, including the notes, will be subject to the prior claims of such subsidiary’s creditors, including trade creditors, and preferred equity holders. As of September 30, 2006, the total liabilities (exclusive of intercompany debt, trade payables, distributions payable, accrued expenses and other liabilities) of our consolidated subsidiaries was approximately $896.5 million and our consolidated subsidiaries had no outstanding preferred equity. In addition, as of September 30, 2006, our share of the total liabilities (exclusive of intercompany debt, trade payables, distributions payable, accrued expenses and other liabilities) and preferred equity of the entities which we account for under the equity method of accounting was approximately $85.4 million. The provisions of the indenture governing the notes do not prohibit our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future.

We may not have the cash necessary to pay the principal return and any net amount upon the conversion of notes or to repurchase the notes on specified dates or following certain change in control transactions.

Upon the conversion of notes in accordance with their terms, we will be required to pay the principal return of such notes in cash. Furthermore, there may be circumstances that prevent the issuance of our common shares for all or any portion of any net amount deliverable upon the conversion of notes, thereby requiring us to satisfy our net amount obligation in cash. Holders of notes also have the right to require us to repurchase the notes for cash on August 1, 2011, August 1, 2016 and August 1, 2021 or upon the occurrence of certain change in control transactions on or prior to August 4, 2011. Any of our future debt agreements or securities may contain similar provisions. We may not have sufficient funds to pay the principal return and any such net cash amount or make the required repurchase of notes, as the case may be, in cash at the applicable time and, in such circumstances, may not be able to arrange the necessary financing on favorable terms. In addition, our ability to pay the principal return and any such net cash amount or make the required repurchase, as the case may be, may be limited by law or the terms of other debt agreements or securities. However, our failure to pay the principal return and any such net cash amount or make the required repurchase, as the case may be, would constitute an event of default under the indenture governing the notes which, in turn, could constitute an event of default under other debt agreements or securities, thereby resulting in their acceleration and required prepayment and further restrict our ability to make such payments and repurchases.

There is currently no trading market for the notes, and an active liquid trading market for the notes may not develop or, if it develops, be maintained.

The notes are a new issue of securities. Although the notes are eligible for trading in The PORTAL(SM) Market, we cannot assure you that an active trading market for the notes will develop or be sustained. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. Although the initial purchasers have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active public trading market may not develop for the notes and, even if one develops, may not be maintained. If an active public trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the market price of our common shares, prevailing interest rates, our financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control and others of which would not affect debt that is not convertible or exchangeable into capital shares. Historically, the market for convertible or exchangeable debt has been volatile. Market volatility could materially and adversely affect the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

The notes have a number of features that may adversely affect the value and trading prices of the notes, including conversion conditions and the lack of financial covenants. Furthermore, even if the conversion conditions are met, since the conversion value of the notes is dependent on the closing sale price of our common shares, volatile or depressed market prices for our common shares is likely to have a similar effect on the trading prices of the notes. It is impossible to assure holders of notes that the closing sale price of our common shares in the future will not have an adverse effect on the trading prices of the notes.

Holders of notes will not be entitled to any rights with respect to our common shares, but will be subject to all changes made with respect to them.

Holders of notes will not be entitled to any rights with respect to our common shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common shares), but holders of notes will be subject to all changes affecting our common shares. Holders of notes will be entitled to the rights afforded our common shares only if and when our common shares are delivered to them upon the conversion of their notes. For example, in the event that an amendment is proposed to our declaration of trust or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to a holder’s receipt of our common shares upon the conversion of notes, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common shares.

The price of our common shares may fluctuate significantly.

  The market price of our common shares may fluctuate significantly in response to many factors, including:

•	actual or anticipated changes in operating results or business prospects;

•	changes in financial estimates by securities analysts;

•	an inability to meet or exceed securities analysts’ estimates or expectations;

•	conditions or trends in our industry or sector;

•	the performance of other REITs in our sector and related market valuations;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, divestitures, joint ventures or other strategic initiatives;

•	hedging or arbitrage trading activity in our common shares;

•	changes in interest rates;

•	capital commitments;

•	additions or departures of key personnel; and

•	future sales of our common shares or securities convertible into, or exchangeable or exercisable for, our common shares.

Holders who receive our common shares upon the conversion of their notes will be subject to the risk of volatile and depressed market prices of our common shares. In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our common shares to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure converting holders that the market price of our common shares will not fall in the future.

The conditional conversion feature of the notes may prevent the conversion of notes prior to August 1, 2025. We also have the right to deliver all cash upon the conversion of notes and holders may not receive any of our common shares upon conversion.

The notes are convertible prior to the close of business on the second business day prior to the stated maturity date at any time on or after August 1, 2025 and also if the closing sale price of our common shares reaches a specified threshold over a specified time period, if the trading price of the notes is below a specified threshold for a specified time period or if certain specified transactions or events occur and then only at prescribed times. See “Description of Notes — Conversion Rights” in this prospectus. If these conditions are not met, holders of notes will not be able to convert their notes prior to August 1, 2025 and therefore may not be able to receive the value of the consideration into which the notes would otherwise be convertible. In addition, even if such conditions are met, upon the conversion of notes, we are required to pay the principal return in cash and, to the extent any net amount exists, we may elect to pay the entire net amount in cash. As a result, we are not required to deliver any of our common shares upon the conversion of notes. Therefore, holders may not be able to obtain any benefits of future ownership of our common shares upon any such conversion and would be required to incur the related transaction costs to purchase our common shares with the cash consideration received upon such conversion, including common shares that holders may require in order to cover short positions.

The premium payable on notes converted in connection with certain change in control transactions on or before August 4, 2011 may not adequately compensate holders for the lost option time value of their notes as a result of any such change in control.

If certain transactions that constitute a change in control occur on or prior to August 4, 2011, under certain circumstances, we will increase the conversion rate by a number of additional common shares. This increased conversion rate will apply only to holders who convert their notes in connection with any such transaction. The number of the additional common shares will be determined based on the date on which the transaction becomes effective and the price paid per common share in such transaction, as described under “Description of Notes — Conversion Rights — Make Whole Upon Certain Change in Control Transactions” in this prospectus. While the number of additional common shares is designed to compensate holders for the lost option time value of the notes as a result of such transaction, the amount of the premium payable is only an approximation of such lost value and may not adequately compensate holders for such loss. In addition, notwithstanding the foregoing, if (i) such transaction occurs after August 4, 2011, or (ii) the price paid per common share in the transaction is less than $39.26 or in excess of $85, the conversion rate will not be increased. In no event will the number of common shares issuable upon the conversion of notes exceed 25.4712 per $1,000 principal amount of notes, subject to adjustment under certain circumstances, regardless of when the transaction becomes effective or the price paid per common share in the transaction.

The conversion rate of the notes may not exceed 25.4712 of our common shares per $1,000 principal amount of notes and may not be adjusted for all dilutive events.

The conversion rate of the notes may not exceed 25.4712 of our common shares per $1,000 principal amount of notes, subject to adjustment in certain cases. As a result, holders of the notes will not realize the benefits of an increase to the conversion rate otherwise described in this prospectus if such increase, together with previous increases, would result in the issuance of a number of common shares upon conversion in excess of such specified maximum amount.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, certain dividends on our common shares, the issuance of certain rights, options or warrants to holders of our common shares, subdivisions or combinations of our common shares, certain distributions of assets, debt securities, capital shares or cash to holders of our common shares and certain tender or exchange offers as described under “Description of Notes — Conversion Rate Adjustments” in this prospectus. The conversion rate will not be adjusted for other events, such as an issuance of our common shares for cash, that may adversely affect the trading price of the notes and our common shares. There can be no assurance that an event will not occur that is adverse to the interests of the holders of the notes and their value but does not result in an adjustment to the conversion rate.

The definition of a change in control requiring us to repurchase notes is limited and therefore the market price of the notes may decline if we enter into a transaction that is not a change in control under the indenture.

The term “change in control,” as used in the notes and the indenture, is limited and may not include every event that might cause the market price of the notes to decline. As a result, our obligation to repurchase the notes upon a change in control may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction.

Upon conversion of their notes, holders may receive less consideration than expected because the value of our common shares may decline between the day that the conversion right is exercised and the day the value of the our common shares is determined.

The conversion value that holders will receive upon conversion of their notes will be determined on the basis of the closing sale price of our common shares on the NYSE for each of the 10 consecutive trading days beginning on the third trading day following the date the notes are tendered for conversion. Accordingly, if the price of our common shares decreases after the conversion right is exercised, the conversion value will be adversely affected.

The net share settlement feature of the notes may have adverse consequences.

The net share settlement feature of the notes, as described under “Description of Notes — Conversion Settlement” in this prospectus, may:

•	result in holders receiving no shares upon conversion or fewer shares relative to the conversion value of the notes;

•	reduce our liquidity because we will be required to pay the principal return in cash and the net amount, if any, may be paid, at our option, in cash as well;

•	delay holders’ receipt of the proceeds upon conversion; and

•	subject holders to market risk before receiving any shares upon conversion.

Ownership limitations in our declaration of trust may impair the ability of holders to convert notes into our common shares.

In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, no person may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code, more than 9.8% of the issued and outstanding shares of any class or series of our shares of beneficial interest, subject to certain exceptions. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes into our common shares to the extent that receipt of such common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in the declaration of trust. See “Material Federal Income Tax Considerations — REIT Qualification” in this prospectus.

U.S. Federal Income Tax Risks Related to the Notes

Certain of the possible adjustments to the conversion rate (or the failure to make certain adjustments to the conversion rate) may result in a deemed distribution from us to a holder of a note.

The conversion rate of the notes is subject to adjustment under certain circumstances. If certain of the possible adjustments to the conversion rate of the notes are made, a holder may be deemed to have received a distribution from us. See “Material Federal Income Tax Considerations” in this prospectus.

We may withhold on payments to non-U.S. holders of notes in a redemption or conversion of notes for cash and any common shares.

We may be required to withhold U.S. federal income tax from any amount paid to non-U.S. holders of notes in a redemption or conversion of notes for cash and any common shares. We also intend to withhold U.S. federal income tax from any amount paid to non-U.S. holders with respect to deemed distributions from us that may result in connection with certain adjustments made to the conversion rate of the notes. See “Material Federal Income Tax Considerations” in this prospectus.

The notes have OID for U.S. federal income tax purposes. U.S. holders of notes will be required to include OID in income in advance of the receipt of cash attributable to such income.

The notes were issued with original issue discount (“OID”) which, for U.S. federal income tax purposes, must be included in income under a constant yield accrual method regardless of the holder’s regular method of tax accounting. Because the notes were issued with OID, U.S. holders will be required to include OID in income in advance of the receipt of cash attributable to such income. See “Material Federal Income Tax Considerations” in this prospectus.

The conversion of notes for cash and any of our common shares will be taxable for holders.

Upon any conversion of notes for cash and, at our election, any of our common shares, a U.S. holder may recognize gain or loss. See “Material Federal Income Tax Considerations” in this prospectus.

THE COMPANY

We are a real estate investment trust based in Houston, Texas. We develop, acquire and own neighborhood and community shopping centers. To a lesser degree, we develop, acquire and own industrial real estate. We have engaged in these activities since 1948.

As of September 30, 2006, we owned or had an equity interest in operating properties consisting of approximately 47.5 million square feet of building area. These properties consist of 309 shopping centers generally in the 100,000 to 400,000 square foot range and 64 industrial projects. Our properties are located in 21 states that span the southern half of the United States from coast to coast. Our shopping centers are anchored primarily by supermarkets, drugstores and other retailers that sell basic necessity-type items. As of September 30, 2006, we leased to approximately 5,400 different tenants under approximately 7,300 separate leases. The weighted average occupancy rate of all of our improved properties of September 30, 2006 was 94.0%.

Our executive offices are located at 2600 Citadel Plaza Drive, Suite 300, Houston, Texas 77008, and our telephone number is (713) 866-6000. Our website is www.weingarten.com. The information contained on our website is not part of this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale by any selling securityholder of the notes or the underlying common shares into which the notes may be converted.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

Our ratios of earnings to combined fixed charges and preferred share dividends for each of the periods indicated are as follows:

	Nine Months
	Ended
	September 30,	Year Ended December 31,
	2006	2005	2004	2003	2002	2001
Ratio of earnings to combined fixed charges and preferred share dividends	1.97x	1.92x	1.71x	1.77x	1.86x	1.92x

The ratios of earnings to combined fixed charges and preferred share dividends were computed by dividing earnings by fixed charges and preferred share dividends. For this purpose, earnings consist of income before income taxes, allocation to minority interests, income from investments in unconsolidated joint ventures and net gain on sales of real estate plus fixed charges, amortization of capitalized interest, distributed income of investments in unconsolidated joint ventures less capitalized interest and minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expense, capitalized interest, loan amortization costs and preferred dividends.

DESCRIPTION OF NOTES

The following description summarizes certain terms and provisions of the notes, the indenture and the registration rights agreement, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes, the indenture and the registration rights agreement, which are incorporated herein by reference. We will provide copies of these documents to you upon request.

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes, the indenture or the registration rights agreement, as applicable. As used in this section, the terms “we,” “us” and “our” refer to Weingarten Realty Investors and not to any of its subsidiaries. Unless the context otherwise requires, the term “interest” includes additional interest, if any, due under the registration rights agreement.

General

The notes were issued pursuant to an indenture, dated as of May 1, 1995, which we have entered into with The Bank of New York Trust Company, National Association, as successor trustee to JPMorgan Chase Bank, National Association, as supplemented by the first supplemental indenture thereto relating to the notes. We refer to the indenture as supplemented by the first supplemental indenture thereto as the “indenture.”

The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the notes, the indenture and the Trust Indenture Act for a statement thereof. Copies of the indenture and the form of the notes are available for inspection at the corporate trust office of the trustee, currently located at 600 Travis, Suite 1150, Houston, Texas 77002.

The notes are our senior unsecured obligations and rank equally with each other and with all of our other senior unsecured indebtedness. However, the notes are effectively subordinated to our mortgages and other secured indebtedness (to the extent of the value of the collateral securing the same) and to all preferred equity and liabilities, whether secured or unsecured, of our subsidiaries. As of September 30, 2006, Weingarten Realty Investors had outstanding, exclusive of its subsidiaries, $2.0 billion of senior unsecured indebtedness (exclusive of intercompany debt, trade payables, distributions payable, accrued expenses and other liabilities) and $48.0 million of secured indebtedness. As of September 30, 2006, our consolidated subsidiaries had outstanding an aggregate of $896.5 million of liabilities (exclusive of intercompany debt, trade payables, distributions payable, accrued expenses and other liabilities) and our share of the total liabilities (exclusive of intercompany debt, trade payables, distributions payable, accrued expenses and other liabilities) and preferred equity of the entities which we account for under the equity method of accounting was approximately $85.4 million. Our consolidated subsidiaries had no outstanding preferred equity as of September 30, 2006. The provisions of the indenture governing the notes do not prohibit us or any of our subsidiaries from incurring additional indebtedness or issuing preferred equity in the future. See “Risk Factors — The effective subordination of the notes may limit our ability to satisfy our obligations under the notes” in this prospectus.

The notes were issued in an aggregate principal amount of $575 million. We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional senior debt securities in the future on the same terms and conditions, except for any difference in the issue price and interest accrued prior to the issue date of the additional senior debt securities, and with the same CUSIP number as the notes offered hereby, provided that such additional senior debt securities constitute part of the same issue as the notes offered hereby for U.S. federal income tax purposes. The notes offered by this prospectus and any additional senior debt securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the indenture.

Holders may present their notes for conversion at the office of the conversion agent, present notes for registration of transfer at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes.

If any interest payment date, stated maturity date, redemption date or repurchase date is not a business day, the payment otherwise required to be made on such date will be made on the next succeeding business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

The terms of the notes provide that we are permitted to reduce interest payments and payments upon a redemption, repurchase or conversion of notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-U.S. holders of notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. Moreover, holders of convertible or exchangeable debt instruments such as the notes may, in certain circumstances, be deemed to have received distributions of shares if the conversion price of such instruments is adjusted even though such holders have not received any cash or property as a result of such adjustments, which deemed distribution (in the case of a non-U.S. holder) will be subject to a U.S. federal withholding tax. See “Material Federal Income Tax Considerations” in this prospectus. We will set-off any such withholding tax that we are required to pay against payments of interest payable on the notes and payments upon a redemption, repurchase or conversion of notes.

The indenture does not contain any provisions that would necessarily protect holders of notes if we become involved in a highly leveraged transaction, reorganization, merger or other similar transaction that adversely affects us or them. Furthermore, the notes contain certain features that could deter or discourage third party acquisition proposals that could be beneficial to holders.

We or one of our affiliates may, to the extent permitted by applicable law, at any time purchase notes in the open market, by tender at any price or by private agreement. Any note purchased by us or our affiliates (a) after the date that is two years from the latest issuance of the notes may, to the extent permitted by applicable law, be reissued or sold or may be surrendered to the trustee for cancellation or (b) on or prior to the date referred to in clause (a), will be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be canceled promptly.

Interest

Interest on the notes accrues at the rate of 3.95% per year from and including August 2, 2006 or the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on February 1 and August 1 of each year, beginning February 1, 2007. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the January 15 or July 15 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes is computed on the basis of a 360-day year consisting of twelve 30-day months. In addition, we may be required to pay additional interest on the notes as provided under “— Registration Rights; Additional Interest” below.

Upon the conversion of notes, accrued interest thereon will be deemed to be paid by delivery of the consideration due to the converting holder upon such conversion, except that holders of notes at the close of business on a record date will be entitled to receive interest payable on the related interest payment date even if such notes are converted after such record date and on or prior to such interest payment date. However, unless we have called the notes for redemption on a redemption date that falls after a record date for an interest payment date and on or prior to the related interest payment date, holders who surrender their notes for conversion after such record date and on or prior to such interest payment date must pay to the conversion agent upon conversion an amount in cash equal to the interest payable by us on such interest payment date. The foregoing sentence shall not, however, apply to notes with overdue interest or additional interest at the time of the conversion, with respect to such overdue interest or additional interest, as applicable. No other payment or adjustment will be made for accrued interest on an a converted note.

If we redeem the notes, or if a holder surrenders a note for repurchase by us in accordance with the terms of such note, we will pay accrued and unpaid interest (including additional interest, if any) to the holder that surrenders such note for redemption or repurchase, as the case may be. However, if an interest payment date falls on or prior to the redemption date or repurchase date for a note, we will pay the accrued and unpaid interest (including additional interest, if any) due on that interest payment date instead to the record holder of such note at the close of business on the related record date.

Maturity

The notes will mature on August 1, 2026 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless (1) earlier redeemed by us at our option or repurchased by us at a holder’s option at certain times as described under “— Our Redemption Rights,” “— Repurchase at Option of Holders on Certain Dates” or “— Repurchase at Option of Holders Upon a Change in Control” below or (2) converted at a holder’s option as permitted under “— Conversion Rights” below. The notes are not entitled to the benefits of, or be subject to, any sinking fund.

Our Redemption Rights

We will not have the right to redeem any notes prior to August 4, 2011, except to preserve our status as a REIT. If, at any time, we determine it is necessary to redeem the notes in order to preserve our status as a REIT, we may redeem the notes, in whole or in part, for cash equal to 100% of the principal amount of the notes plus unpaid interest (including additional interest, if any) accrued to the redemption date. In addition, on or after August 4, 2011, we will have the right to redeem the notes in whole or in part, at any time or from time to time, for cash equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest (including additional interest, if any) accrued to the redemption date. Written notice of redemption must be delivered to holders of the notes not less than 30 nor more than 60 days prior to the redemption date.

If the paying agent holds money sufficient to pay the redemption price due on a note on the redemption date in accordance with the terms of the indenture, then, on and after the redemption date, that note will cease to be outstanding and interest on that note will cease to accrue, whether or not the holder effects a book-entry transfer of that note or delivers that note to the paying agent. Thereafter, all other rights of the holder of that note terminate, other than the right to receive the redemption price and additional interest, if any, due on the redemption date.

If we decide to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $1,000 and integral multiples thereof) on a pro rata basis or such other method it deems fair and appropriate. If the trustee selects a portion of a note for partial redemption and a holder converts a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption of notes in part, we will not be required to:

•
issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before any selection of notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of notes to be so redeemed, or

•	register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

If we call notes for redemption, a holder may convert its notes only until the close of business on the third business day immediately preceding the redemption date, unless we fail to pay the redemption price. See “Conversion Rights — Conversion upon Notice of Redemption” below.

Repurchase at Option of Holders on Certain Dates

Holders of notes may require us to repurchase their notes in whole or in part (in principal amounts of $1,000 and integral multiples thereof) on August 1, 2011, August 1, 2016 and August 1, 2021 for cash equal to 100% of the principal amount of the notes to be repurchased plus unpaid interest (including additional interest, if any) accrued to the repurchase date. To exercise its repurchase right, a holder must deliver a written repurchase notice to the paying agent, which initially is the trustee, during the period beginning at any time from the opening of business on the date that is 30 days prior to the repurchase date until the close of business on the third business day prior to the repurchase date. Our repurchase obligation will be subject to certain additional conditions.

On or before the 30th day prior to each repurchase date, we will provide to the trustee, any paying agent and to all holders of the notes, and to beneficial owners as required by applicable law, a notice stating, among other things:

•	the repurchase price;

•	the name and address of the trustee and any paying agent;

•
that notes with respect to which the holder has delivered a repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

We will also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the information specified in such notice or publish that information in a newspaper of general circulation in The City of New York or on our web site, or through such other public medium as we deem appropriate at that time.

A holder’s notice electing to require us to repurchase notes must specify:

•	if such notes are in certificated form, the certificate number(s) of the notes to be repurchased;

•	the principal amount of notes to be repurchased, in integral multiples of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the indenture and the notes.

Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the third business day prior to the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for conversion unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

•	the name of the holder;

•	the principal amount of notes in respect of which the repurchase notice is being withdrawn, which must be an integral multiple of $1,000;

•	if the notes subject to the withdrawal notice are in certificated form, the certificate number(s) of all notes subject to the withdrawal notice; and

•	the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000.

If the notes are in book-entry form, the above notices must also comply with the appropriate procedures of DTC.

Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with appropriate DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price within two business days after the later of the repurchase date or the time of such transfer or delivery of the notes.

If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:

•	such notes will cease to be outstanding;

•	interest on such notes will cease to accrue; and

•	all rights of holders of such notes will terminate except the right to receive the repurchase price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

No notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See “Risk Factors — We may not have the cash necessary to pay the principal return and any net amount upon the conversion of notes or to repurchase the notes on specified dates or following certain change in control transactions.” in this prospectus.

To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other schedule required under the Exchange Act.

We may arrange for a third party to purchase any notes for which we receive a valid repurchase notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the terms of the notes applicable to the offer to repurchase the notes. If a third party purchases any notes under these circumstances, then interest will continue to accrue on those notes and those notes will continue to be outstanding after the repurchase date and will be fungible with all other notes then outstanding. The third party subsequently may resell those purchased notes to other investors.

Repurchase at Option of Holders upon a Change in Control

If a change in control occurs at any time on or prior to August 4, 2011, holders of notes may require us to repurchase their notes in whole or in part for cash equal to 100% of the principal amount of the notes to be repurchased plus unpaid interest (including additional interest, if any) accrued to the repurchase date. If a change in control occurs after August 4, 2011, holders of notes will not have any right to require us to repurchase their notes, except as described under “— Repurchase at Option of Holders on Certain Dates” above.

Within 20 days after the occurrence of a change in control, we are obligated to give to the holders of the notes notice of the change in control and of the repurchase right arising as a result of the change in control and the repurchase date (which may be no earlier than 15 days and no later than 30 days after the date of such notice). We must also deliver a copy of this notice to the trustee. We will also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News announcing the occurrence of the change in control or publish that information in a newspaper of general circulation in The City of New York, or on our web site, or through such other public medium as we deem appropriate at that time.

To exercise its repurchase right, a holder of notes must deliver to the trustee prior to the close of business on the third business day prior to the repurchase date written notice of such holder’s exercise of its repurchase right. Such notice must state:

•	if such notes are in certificated form, the certificate number(s) of the notes to be repurchased;

•	the portion of the principal amount of notes to be repurchased, in multiples of $1,000, provided that the remaining principal amount of notes is in an authorized denomination; and

•	that the notes are to be repurchased by us pursuant to the applicable provisions of the indenture and the notes.

Holders may withdraw any repurchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the third business day prior to the repurchase date. If a holder of notes delivers a repurchase notice, it may not thereafter surrender such notes for conversion unless such repurchase notice is withdrawn as permitted below. The notice of withdrawal must specify:

•	the name of the holder;

•	the principal amount of notes in respect of which the repurchase notice is being withdrawn, which must be an integral multiple of $1,000;

•	if the notes subject to the withdrawal notice are in certificated form, the certificate number(s) of all notes subject to the withdrawal notice; and

•	the principal amount of notes, if any, that remains subject to the repurchase notice, which must be an integral multiple of $1,000.

If the notes are in book-entry form, the above notices must comply with the appropriate procedures of DTC.

Holders electing to require us to repurchase notes must either effect book-entry transfer of notes in book-entry form in compliance with appropriate DTC procedures or deliver the notes in certificated form, together with necessary endorsements, to the paying agent prior to the repurchase date to receive payment of the repurchase price on the repurchase date. We will pay the repurchase price within two business days after the later of the repurchase date or the time of such transfer or delivery of the notes.

If the paying agent holds funds sufficient to pay the repurchase price of the notes on the repurchase date, then on and after such date:

•	such notes will cease to be outstanding;

•	interest on such notes will cease to accrue; and

•	all rights of holders of such notes will terminate except the right to receive the repurchase price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

A “change in control” will be deemed to have occurred at the time that any of the following occurs:

•
consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to our common shares, a liquidation, consolidation, recapitalization, reclassification, combination or merger of us or a sale, lease or other transfer of all or substantially all of our consolidated assets) or a series of related transactions or events pursuant to which all of our outstanding common shares are exchanged for, converted into or constitute solely the right to receive cash, securities or other property;

•
any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than us or any majority-owned subsidiary of ours or any employee benefit plan of ours or such subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of our shares of beneficial interest then outstanding entitled to vote generally in elections of trustees; or

•
during any period of 12 consecutive months after the date of original issuance of the notes, persons who at the beginning of such 12 month period constituted our board of trust managers, together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the board of trust managers who were either members of the board of trust managers at the beginning of such period or whose election, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of trust managers.

However, even if any of the events specified in the preceding three bullet points have occurred, except as indicated below, a “change in control” will not be deemed to have occurred if either:

(A) the closing sale price of our common shares for any five trading days within (1) the period of 10 consecutive trading days ending immediately after the later of the change in control or the public announcement of the change in control, in the case of a change in control relating to an acquisition of capital shares, or (2) the period of 10 consecutive trading days ending immediately after the change in control, in the case of a change in control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the conversion price applicable to the notes on each of those trading days; provided, however, that the exception to the definition of “change in control” specified in this clause (A) shall not apply in the context of a “change in control” as described under “— Conversion Rights — Conversion Upon Specified Transactions” or “— Conversion Rights — Make Whole Upon Certain Change in Control Transactions” below; or

(B) at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger, consolidation or other transaction otherwise constituting a change in control consists of common shares (or depositary receipts or other certificates representing common equity interests) traded on a national securities exchange or quoted on the Nasdaq National Market or another established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following such merger, consolidation or other transaction) and as a result of the merger, consolidation or other transaction the notes become exchangeable into such shares of common stock (or depositary receipts or other certificates representing common equity interests).

For purposes of these provisions “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

The definition of “change in control” includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our consolidated assets may be uncertain.

No notes may be repurchased by us at the option of the holders thereof if there has occurred and is continuing an event of default with respect to the notes (other than a default in the payment of the repurchase price for those notes). In addition, we may also be unable to repurchase the notes in accordance with their terms. See “Risk Factors — We may not have the cash necessary to pay the principal return and any net amount upon the conversion of notes or to repurchase the notes on specified dates or following certain change in control transactions” in this prospectus.

To the extent legally required in connection with a repurchase of notes, we will comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other required schedule under the Exchange Act.

We may arrange for a third party to purchase any notes for which we receive a valid repurchase notice that is not withdrawn, in the manner and otherwise in compliance with the requirements set forth in the terms of the notes applicable to the offer to repurchase the notes. If a third party purchases any notes under these circumstances, then interest will continue to accrue on those notes and those notes will continue to be outstanding after the repurchase date and will be fungible with all other notes then outstanding. The third party subsequently may resell those purchased notes to other investors.

No Shareholder Rights for Holders of Notes

Holders of notes, as such, will not have any rights as our shareholders (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common shares).

Conversion Rights

Subject to the restrictions on ownership of our common shares and the conditions described below, holders may convert their notes for cash, our common shares or a combination of cash and common shares, at our option, initially at a conversion rate of 20.3770 of our common shares per $1,000 principal amount of notes (equivalent to an initial conversion price of $49.075 per common share). The conversion rate and the equivalent conversion price in effect at any given time are referred to in this prospectus as the “conversion rate” and the “conversion price,” respectively, and will be subject to adjustment as described herein.

Upon conversion of a note, a holder will not receive any cash payment of interest (unless such conversion occurs after a record date and on or prior to the interest payment date to which it relates) and we will not adjust the conversion rate to account for accrued and unpaid interest. Our delivery to the holder of cash and, if applicable, common shares, if any, will be deemed to satisfy our obligation with respect to notes tendered for conversion. Accordingly, upon the conversion of notes, any accrued but unpaid interest will be deemed to be paid in full, rather than cancelled, extinguished or forfeited.

Holders of notes at the close of business on a record date for an interest payment will receive payment of interest payable on the corresponding interest payment date notwithstanding the conversion of such notes at any time after the close of business on the applicable regular record date. Notes tendered for conversion by a holder after the close of business on any record date for an interest payment and on or prior to the corresponding interest payment date must be accompanied by payment of an amount equal to the interest that the holder is to receive on the notes; provided, however, that no such payment will be required to be made (1) if we have specified a redemption date that is after such record date and on or prior to such interest payment date or (2) with respect to overdue interest (including additional interest), if any overdue interest exists at the time of conversion with respect to such notes.

If a holder converts its notes and we elect to deliver our common shares, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of our common shares upon the conversion, if any, unless the tax is due because the holder requests the shares to be issued or delivered to a person other than the holder, in which case the holder will pay that tax prior to receipt of such common shares.

If a holder wishes to exercise its conversion right, such holder must deliver an irrevocable duly completed and manually signed conversion notice, together, if the notes are in certificated form, with the certificated security, to the conversion agent along with appropriate endorsements and transfer documents, if required or, if the notes are in book-entry form, comply with appropriate procedures of DTC, and pay any transfer or similar tax, if required. The conversion agent will, on the holder’s behalf, convert the notes into cash and common shares, if any. Holders may obtain copies of the required form of the conversion notice from the conversion agent.

If a holder has already delivered a repurchase notice as described under either “— Repurchase at Option of Holders on Certain Dates” or “— Repurchase at Option of Holders upon a Change in Control” above, with respect to a note, that holder may not tender that note for conversion until the holder has properly withdrawn the repurchase notice.

Upon surrender of a note for conversion, the holder shall deliver to us cash equal to the amount that we are required to deduct and withhold under applicable law in connection with such conversion; provided, however, that if the holder does not deliver such cash, we may deduct and withhold from the consideration otherwise deliverable to such holder the amount required to be deducted and withheld under applicable law.

Holders may surrender their notes for conversion for cash, our common shares or a combination of cash and our common shares, at our option, at the applicable conversion rate prior to the close of business on the second business day immediately preceding the stated maturity date at any time on or after August 1, 2025 and also under any of the following circumstances:

•
during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter) if, and only if, the closing sale price of our common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the conversion price per common share in effect on the applicable trading day;

•
during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price of the notes was less than 98% of the product of the closing sale price of our common shares multiplied by the applicable conversion rate;

•	if those notes have been called for redemption, at any time prior to the close of business on the third business day prior to the redemption date;

•	during prescribed periods upon the occurrence of specified transactions discussed below; or

•	if our common shares are not listed on a U.S. national or regional securities exchange or quoted on the Nasdaq National Market for 30 consecutive trading days.

“Closing sale price” of our common shares or other capital shares or similar equity interests or other publicly traded securities on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which our common shares or such other capital shares or similar equity interests or other securities are traded or, if our common shares or such other capital shares or similar equity interests or other securities are not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market or by the National Quotation Bureau Incorporated or another established over-the-counter trading market in the United States. The closing sale price will be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, we will determine the closing sale price on such basis as we consider appropriate.

“Trading day” means a day during which trading in securities generally occurs on the NYSE or, if our common shares are not then listed on the NYSE, on the principal other United States national or regional securities exchange on which our common shares are then listed or, if our common shares are not then listed on a United States national or regional securities exchange, on the Nasdaq National Market or, if our common shares are not then quoted on the Nasdaq National Market, in the principal other market on which our common shares are then traded.

Make Whole Upon Certain Change in Control Transactions

If a change in control occurs on or prior to August 4, 2011 as a result of a transaction described in the first or second bullets of the definition of change in control (as set forth above under “— Repurchase at Option of Holders upon a Change in Control”) and a holder elects to convert its notes in connection with such change in control as described below under “— Conversion Rights — Conversion upon Specified Transactions,” we will increase the applicable conversion rate for the notes surrendered for conversion by a number of additional common shares (the “additional change in control shares”) as described below. A conversion of notes will be deemed for these purposes to be “in connection with” such a change in control if the notice of conversion of the notes is received by the conversion agent from and including the effective date of the change in control up to and including the 30th business day following the effective date of the change in control.

The number of additional change in control shares will be determined by reference to the table below and is based on the date on which such change in control transaction becomes effective (the “effective date”) and the price (the “share price”) paid per common share of ours in such transaction. If the holders of our common shares receive only cash in the change in control transaction, the share price shall be the cash amount paid per our common share. Otherwise, the share price shall be the average of the closing sale prices of our common shares on the 10 consecutive trading days up to but excluding the effective date.

The share prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the conversion rate of the notes is adjusted. The adjusted share prices will equal the share prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the share price adjustment and the denominator of which is the conversion rate as so adjusted. In addition, the number of additional change in control shares will be subject to adjustment in the same manner as the conversion rate as set forth below under “— Conversion Rate Adjustments.”

The following table sets forth the share price and number of additional change in control shares of ours to be received per $1,000 principal amount of notes:

Share Price
Effective Date	$39.26	$42.50	$45.00	$47.50	$50.00	$55.00	$60.00	$65.00	$70.00	$75.00	$80.00	$85.00
August 2, 2006	5.0942	3.8996	3.1466	2.5348	2.0376	1.3060	0.8240	0.5074	0.3003	0.1659	0.0797	0.0256
August 1, 2007	5.0942	3.8135	3.0371	2.4108	1.9067	1.1774	0.7106	0.4145	0.2284	0.1131	0.0433	0.0022
August 1, 2008	5.0942	3.6925	2.8847	2.2400	1.7283	1.0075	0.5671	0.3029	0.1477	0.0586	0.0089	0.0000
August 1, 2009	5.0942	3.5117	2.6552	1.9830	1.4623	0.7630	0.3718	0.1620	0.0541	0.0008	0.0000	0.0000
August 1, 2010	5.0942	3.2525	2.2928	1.5603	1.0222	0.3860	0.1147	0.0152	0.0000	0.0000	0.0000	0.0000
August 4, 2011	5.0942	3.1686	1.8605	0.6901	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact share prices and effective dates may not be set forth in the table, in which case:

(1) if the share price is between two share price amounts in the table or the effective date is between two dates in the table, the additional change in control shares will be determined by straight-line interpolation between the number of additional change in control shares set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365-day year;

(2) if the share price is in excess of $85 per common share of ours (subject to adjustment), no additional change in control shares will be issued upon conversion; and

(3) if the share price is less than $39.26 per common share of ours (subject to adjustment), no additional change in control shares will be issued upon conversion.

Notwithstanding the foregoing, in no event will the total number of common shares issuable upon conversion exceed 25.4712 per $1,000 principal amount of notes, subject to adjustment in the same manner as the conversion rate as set forth below under “— Conversion Rate Adjustments.”

Our obligation to deliver the additional change in control shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion upon Satisfaction of Market Price Condition

A holder may surrender any of its notes for conversion during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter) if, and only if, the closing sale price of our common shares for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is more than 130% of the conversion price per common share in effect on the applicable trading day. Our board of trust managers will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date of the event occurs, during that 30 consecutive trading-day period.

Conversion upon Satisfaction of Trading Price Condition

A holder may surrender any of its notes for conversion during the five consecutive trading-day period following any five consecutive trading-day period in which the trading price per $1,000 principal amount of notes (as determined following a reasonable request by a holder of the notes) was less than 98% of the product of the closing sale price of our common shares multiplied by the applicable conversion rate.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of notes obtained by the trustee for a $5,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers we select, which may include the initial purchasers; provided that if at least two such bids cannot reasonably be obtained by the trustee, but one such bid can reasonably be obtained by the trustee, then one bid shall be used. If the trustee cannot reasonably obtain at least one bid for a $5,000,000 principal amount of notes from a nationally recognized securities dealer or, in our reasonable judgment, the bid quotations are not indicative of the secondary market value of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the closing sale price of our common shares and the conversion rate on such determination date.

The trustee shall have no obligation to determine the trading price of the notes unless we have requested such determination, and we shall have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the closing sale price of our common shares and the conversion rate, whereupon we shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price is greater than or equal to 98% of the product of the closing sale price of our common shares and the conversion rate.

Conversion upon Notice of Redemption

A holder may surrender for conversion any of the notes called for redemption at any time prior to the close of business on the third business day prior to the redemption date, even if the notes are not otherwise convertible at such time. The right to convert notes will expire at that time, unless we default in making the payment due upon redemption. A holder may convert fewer than all of its notes so long as the notes converted are an integral multiple of $1,000 principal amount and the remaining principal amount of notes is in an authorized denomination. However, if a holder has already delivered a repurchase notice with respect to a note, such holder may not surrender that note for conversion until it has properly withdrawn such notice in accordance with the terms of the notes.

Conversion upon Specified Transactions

If we elect to:

•
distribute to all holders of our common shares certain rights entitling them to purchase, for a period expiring within 45 days, our common shares at less than the closing sale price of our common shares on the trading day immediately preceding the declaration date of such distribution; or

•
distribute to all holders of our common shares assets, debt securities or certain rights to purchase our securities, which distribution has a per share value exceeding 10% of the closing sale price of our common shares on the trading day immediately preceding the declaration date of such distribution, we must notify the holders of notes at least 20 days prior to the ex-dividend date for such distribution. Once we have given that notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date or an announcement that such distribution will not take place; provided, however, that a holder may not exercise this conversion right if the holder may participate, on an as-converted basis, in the distribution without conversion of the notes. The ex-dividend date is the first date upon which a sale of our common shares does not automatically transfer the right to receive the relevant distribution from the seller of our common shares to its buyer.

In addition, if we are a party to a consolidation, merger or binding share exchange pursuant to which all of our common shares would be exchanged for cash, securities or other property that is not otherwise a change in control, a holder may surrender its notes for conversion at any time from and including the date that is 15 business days prior to the anticipated effective time of the transaction up to and including five business days after the actual date of such transaction. We will notify holders as promptly as practicable following the date we publicly announce such transaction (but in no event less than 15 business days prior to the anticipated effective time of such transaction).

If a change in control occurs as a result of a transaction described in the first or second bullets of the definition of change in control (as set forth under “— Repurchase at Option of Holders Upon a Change in Control”), a holder will have the right to convert its notes at any time from and including the effective date of such transaction up to and including the 30th business day following the effective date of the transaction, subject to expiration of a holder’s conversion right with respect to any notes submitted for repurchase. We will notify holders as promptly as practicable following the date we publicly announce such change in control (but in no event later than five business days prior to the effective date of such change in control).

If we are a party to a consolidation, merger or binding share exchange pursuant to which all of our common shares are exchanged for cash, securities or other property, then at the effective time of the transaction any conversion of notes and the conversion value will be based on the kind and amount of cash, securities or other property that a holder of notes would have received if such holder had converted its notes for our common shares immediately prior to the effective time of the transaction. For purposes of the foregoing, where a consolidation, merger or binding share exchange involves a transaction that causes our common shares to be exchanged into the right to receive more than a single type of consideration based upon any form of shareholder election, such consideration will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common shares that affirmatively make such an election. If a change in control occurs on or prior to August 4, 2011 as a result of a transaction described in the first or second bullets of the definition thereof, we will adjust the conversion rate for notes tendered for conversion in connection with the transaction, as described above under “— Conversion Rights — Make Whole Upon Certain Change in Control Transactions.”

Conversion Upon Delisting of our Common Shares

A holder may surrender any of its notes for conversion at any time beginning on the first business day after our common shares have ceased to be listed on a United States national or regional securities exchange or quoted on the Nasdaq National Market for a 30 consecutive trading-day period.

Conversion Settlement

Upon the conversion of notes, we will deliver, in respect of each $1,000 principal amount of notes tendered for conversion in accordance with their terms:

•	cash in an amount (the “principal return”) equal to the lesser of (a) the principal amount of notes surrendered for conversion and (b) the conversion value, and

•
if the conversion value is greater than the principal return, an amount (the “net amount”) in cash or our common shares with an aggregate value equal to the difference between the conversion value and the principal return as described in this prospectus.

We may elect to deliver any portion of the net amount in cash (which we refer to as the “net cash amount”) or our common shares, and any portion of the net amount we elect to deliver in our common shares (the “net shares”) will be the sum of the daily share amounts (calculated as described below) for each trading day during the applicable conversion period. Prior to the close of business on the second trading day following the date on which notes are tendered for conversion, we will inform holders of such notes of our election to pay cash for all or a portion of the net amount and, if applicable, the portion of the net amount that will be paid in cash and the portion that will be delivered in the form of net shares.

We will deliver cash in lieu of any fractional common shares issuable in connection with payment of the net shares based upon the average price.

The “conversion value” for each $1,000 principal amount of notes is equal to (a) the applicable conversion rate, multiplied by (b) the average price.

The “applicable conversion period” means the 10 consecutive trading-day period commencing on the third trading day following the date the notes are tendered for conversion.

The “average price” is equal to the average of the closing sale prices of our common shares for each trading day in the applicable conversion period.

The “daily share amount” for each $1,000 principal amount of notes and each trading day in the applicable conversion period is equal to the greater of:

•	zero; and

•	a number of our common shares determined by the following formula:

[ (closing sale price of our common shares on such trading day x applicable conversion rate) — ($1,000 + net cash amount if any)  ]
10 x closing sale price of our common shares on such trading day

The conversion value, principal return, net amount, net cash amount and the number of net shares, as applicable, will be determined by us promptly after the end of the applicable conversion period. We will pay the principal return and cash in lieu of fractional shares, and deliver net shares or pay the net cash amount, as applicable, no later than the third business day following the last trading day of the applicable conversion period.

Conversion Rate Adjustments

The conversion rate shall be adjusted from time to time as follows:

(i) If we issue common shares as a dividend or distribution on our common shares to all holders of our common shares, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 × OS1/OS0

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1 = the new conversion rate in effect taking such event into account

OS0 = the number of our common shares outstanding immediately prior to such event

OS1 = the number of our common shares outstanding immediately after such event.

Any adjustment made pursuant to this paragraph (i) shall become effective on the date that is immediately after (x) the date fixed for the determination of shareholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (i) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(ii) If we issue to all holders of our common shares any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase our common shares, or if we issue to all holders of our common shares securities convertible into our common shares for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per common share or a conversion price per common share less than the closing sale price of our common shares on the business day immediately preceding the time of announcement of such issuance, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 × (OS0+X)/(OS0+Y)

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1 = the new conversion rate taking such event into account

OS0 = the number of our common shares outstanding immediately prior to such event

X = the total number of our common shares issuable pursuant to such rights, warrants, options, other securities or convertible securities

Y = the number of our common shares equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the closing sale prices of our common shares for the 10 consecutive trading days prior to the business day immediately preceding the date of announcement for the issuance such rights, warrants, options, other securities or convertible securities.

For purposes of this paragraph (ii), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, our common shares at less than the applicable closing sale price of our common shares, and in determining the aggregate exercise or conversion price payable for such common shares, there shall be taken into account any consideration we receive for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by our board of trust managers. If any right, warrant, option, other security or convertible security described in this paragraph (ii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

(iii) If we distribute capital shares, evidences of indebtedness or other assets or property of ours to all holders of our common shares, excluding:

(A) dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in paragraph (i) or (ii) above,

(B) dividends or distributions paid exclusively in cash, and

(C) Spin-Offs described below in this paragraph (iii),

then the conversion rate will be adjusted based on the following formula:

CR1 = CR0 × SP0/(SP0-FMV)

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1 = the new conversion rate taking such event into account

SP0 = the average of the closing sale prices of our common shares for the 10 consecutive trading days prior to the business day immediately preceding the earlier of the record date or the ex-dividend date for such distribution

FMV = the fair market value (as determined in good faith by our board of trust managers) of the capital shares, evidences of indebtedness, assets or property distributed with respect to each outstanding common share of ours on the earlier of the record date or the ex-dividend date for such distribution.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph shall be made successively whenever any such distribution is made and shall become effective on the day immediately after the date fixed for the determination of holders of our common shares entitled to receive such distribution.

If we distribute to all holders of our common shares capital shares of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of ours (a “Spin-Off”), the conversion rate in effect immediately before the close of business on the date fixed for determination of holders of our common shares entitled to receive such distribution will be adjusted based on the following formula

CR1 = CR0 × (FMV0+MP0)/MP0

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1 = the new conversion rate taking such event into account

FMV0 = the average of the closing sale prices of the capital shares or similar equity interest distributed to holders of our common shares applicable to one common share over the first 10 consecutive trading days after the effective date of the Spin-Off

MP0 = the average of the closing sale prices of our common shares over the first 10 consecutive trading days after the effective date of the Spin-Off.

An adjustment to the conversion rate made pursuant to the immediately preceding paragraph will occur on the 10th trading day from and including the effective date of the Spin-Off.

If any such dividend or distribution described in this paragraph (iii) is declared but not paid or made, the new conversion rate shall be readjusted to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(iv) If we pay or make any cash dividend or distribution in respect of any of our quarterly fiscal periods (without regard to when paid) to all holders of our common shares in an aggregate amount that, together with other cash dividends or distributions paid or made in respect of such quarterly fiscal period, exceeds the product of $0.465 (the “Reference Dividend”) multiplied by the number of our common shares outstanding on the record date for such distribution, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 × SP0/(SP0-C)

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1 = the new conversion rate taking such event into account

SP0 = the average of the closing sale prices of our common shares for the 10 consecutive trading days prior to the business day immediately preceding the earlier of the record date or the day prior to the ex-dividend date for such distribution

C = the amount in cash per share that we distribute to holders of our common shares in respect of such quarterly fiscal period that exceeds the Reference Dividend.

An adjustment to the conversion rate made pursuant to this paragraph (iv) shall become effective on the date immediately after the date fixed for the determination of holders of our common shares entitled to receive such dividend or distribution. If any dividend or distribution described in this paragraph (iv) is declared but not so paid or made, the new conversion rate shall be readjusted to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

The Reference Dividend shall be subject to adjustment on account of any of the events set forth in paragraphs (i), (ii) and (iii) above and paragraph (v) below. Any such adjustment will be effected by multiplying the Reference Dividend by a fraction, the numerator of which will equal the conversion rate in effect immediately prior to the adjustment on account of such event and the denominator of which will equal the conversion rate as adjusted.

(v) If we or any of our subsidiaries make a payment in respect of a tender offer or exchange offer for our common shares to the extent that the cash and value of any other consideration included in the payment per common share exceeds the closing sale price per common share on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the conversion rate will be adjusted based on the following formula:

CR1 = CR0 × (AC + (SP1 x OS1))/(SP1 X OS0)

where

CR0 = the conversion rate in effect immediately prior to the adjustment relating to such event

CR1 = the new conversion rate taking such event into account

AC = the aggregate value of all cash and any other consideration (as determined by our board of trust managers) paid or payable for our common shares purchased in such tender or exchange offer

OS0 = the number of our common shares outstanding immediately prior to the date such tender or exchange offer expires

OS1 = the number of our common shares outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer)

SP1 = the average of the closing sale prices of our common shares for the 10 consecutive trading days commencing on the trading day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

Any adjustment to the conversion rate made pursuant to this paragraph (v) shall become effective on the date immediately following the Expiration Time. If we or one of our subsidiaries is obligated to purchase our common shares pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new conversion rate shall be readjusted to be the conversion rate that would be in effect if such tender or exchange offer had not been made.

(vi) Notwithstanding the foregoing, in the event of an adjustment to the conversion rate pursuant to paragraphs (iv) or (v), in no event will the conversion rate exceed 25.4712 per $1,000 principal amount of notes, subject to adjustment pursuant to paragraphs (i), (ii) and (iii).

(vii) If we have in effect a rights plan while any notes remain outstanding, holders of notes will receive, upon a conversion of notes in respect of which we have elected to deliver net shares, in addition to such net shares, rights under our shareholder rights agreement unless, prior to such conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common shares. If the rights provided for in our rights plan have separated from our common shares in accordance with the provisions of the applicable shareholder rights agreement so that holders of notes would not be entitled to receive any rights in respect of our common shares that we elect to deliver as net shares upon conversion of notes, the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common shares capital shares, evidences of indebtedness or other assets or property pursuant to paragraph (iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights. In lieu of any such adjustment, we may amend such applicable shareholder rights agreement to provide that upon the conversion of notes the holders will receive, in addition to our common shares that we elect to deliver as net shares upon such conversion, the rights which would have attached to such common shares if the rights had not become separated from our common shares under such applicable shareholder rights agreement. To the extent that we adopt any future shareholder rights agreement, upon the conversion of notes in respect of which we elect to deliver our common shares as net shares, a holder of notes shall receive, in addition to our common shares, the rights under the future shareholder rights agreement whether or not the rights have separated from our common shares at the time of conversion and no adjustment will be made in accordance with paragraph (iii) or otherwise.

In addition to the adjustments pursuant to paragraphs (i) through (vii) above, we may increase the conversion rate in order to avoid or diminish any income tax to holders of our common shares resulting from any dividend or distribution of capital shares (or rights to acquire our common shares) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for any period if we have determined that such increase would be in our best interests. If we make such determination, it will be conclusive and we will mail to holders of the notes a notice of the increased conversion rate and the period during which it will be in effect at least 15 days prior to the date the increased conversion rate takes effect in accordance with applicable law.

We will not make any adjustment to the conversion rate if holders of the notes are permitted to participate, on an as-converted basis, in the transactions described above.

The applicable conversion rate will not be adjusted upon certain events, including but not limited to:

•
the issuance of any of our common shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in our common shares under any plan;

•
the issuance of any of our common shares or options or rights to purchase those shares pursuant to any present or future employee, trustee or consultant benefit plan, employee agreement or arrangement or program of ours;

•	the issuance of any of our common shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the notes were first issued;

•	a change in the par value of our common shares;

•	accumulated and unpaid dividends or distributions; and

•	as a result of a tender offer solely to holders of fewer than 100 of our common shares.

No adjustment in the conversion price will be required unless the adjustment would require an increase or decrease of at least 1% of the conversion price. If the adjustment is not made because the adjustment does not change the conversion price by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the notes are called for redemption, all adjustments not previously made will be made on the applicable redemption date.

If certain of the possible adjustments to the conversion price of the notes are made, a holder may be deemed to have received a distribution with respect to our shares even though such holder has not received any cash or property as a result of such adjustments. We intend to withhold federal income tax (in the case of a non-U.S. holder) with respect to any deemed distribution from us, from cash payments of interest and payments in redemption, repurchase or conversion of the notes. See “Material Federal Income Tax Considerations” in this prospectus.

Ownership Limit

In order to assist us in maintaining our qualification as a REIT for U.S. federal income tax purposes, no person may own, or be deemed to own by virtue of the attribution rules of the Internal Revenue Code, more than 9.8% of the issued and outstanding shares of any class or series of our shares of beneficial interest, subject to certain exceptions. Notwithstanding any other provision of the notes, no holder of notes will be entitled to convert such notes for our common shares to the extent that receipt of such common shares would cause such holder (together with such holder’s affiliates) to exceed the ownership limit contained in our declaration of trust. See “Material Federal Income Tax Considerations — REIT Qualification” in this prospectus.

Calculations in Respect of the Notes

Except as explicitly specified otherwise herein, we will be responsible for making all calculations required under the notes. These calculations include, but are not limited to, determinations of the conversion price and conversion rate applicable to the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the notes. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon request within 20 business days of the effective date of any adjustment.

Merger, Consolidation or Sale

We may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, limited liability company, association, partnership, real estate investment trust, company or business trust, provided that:

•
either we are the continuing entity, or the successor entity (if other than us) formed by or resulting from any consolidation or merger or which shall have received the transfer of those assets shall expressly assume payment of the principal of and interest (including additional interest, if any) on the notes and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•
if as a result of such transaction the notes become exchangeable into common stock or other securities issued by a third party, such third party assumes or fully and unconditionally guarantees all obligations under the notes and the indenture;

•
immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any subsidiary as a result thereof as having been incurred by us or that subsidiary at the time of the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•	an officers' certificate and legal opinion covering those conditions shall be delivered to the trustee.

Events of Default, Notice and Waiver

The following events are “events of default” with respect to the notes:

•	failure for 30 days to pay interest (including additional interest, if any) due and payable on the notes;

•	failure to pay principal of any of the notes when the same becomes due and payable, whether on the stated maturity date or any earlier date of redemption or repurchase or otherwise;

•
default in the delivery when due of the conversion value, on the terms set forth in the indenture and the notes, upon exercise of a holder’s conversion right in accordance with the indenture and the continuation of such default for 10 days;

•	our failure to provide notice of the occurrence of a change in control when required under the indenture;

•
failure to perform any other covenants contained in the indenture (other than a covenant expressly made inapplicable to the notes or added to the indenture solely for the benefit of a another series of debt securities), which continues for 60 days after written notice as provided in the indenture;

•	default under any of our other debt instruments with an aggregate principal amount outstanding of at least $10,000,000; and

•	events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee.

If an event of default occurs and continues, the trustee or the holders of at least 25% of the total principal amount of the notes may declare the entire principal of the notes due and payable immediately. If an event of default occurs due to bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or trustee, no advance notice of acceleration is required; acceleration is automatic.

The indenture provides that, if an event of default has occurred, the trustee is to use the degree of care a prudent person would use in the conduct of his own affairs. Subject to those provisions, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they have furnished to the trustee reasonable security or indemnity.

The indenture provides that, after a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the notes, by written notice to us and the trustee, may rescind and annul such declaration if we have paid, or deposited with the trustee a sum sufficient to pay:

•	all overdue interest (including additional interest, if any) on the notes;

•
the principal of and, if any, on any of the notes which have become due other than by such declaration of acceleration, plus interest (including additional interest, if any) thereon at the rate borne by the notes;

•	to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the notes;

•	all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

•	all events of default, other than the non-payment of principal of the notes which have become due solely by such declaration of acceleration, have been cured or waived.

The trustee is required to give notice to the holders of notes within 90 days of a default under the indenture unless such default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of the notes of any default with respect to the notes (except a default in the payment of the principal of or interest (including additional interest, if any) on any notes) if the trustee considers such withholding to be in the interest of the holders.

The indenture also provides that the holders of a majority in principal amount of the outstanding notes may waive any past default and its consequences, except a default:

•	in the payment of the principal of, or interest (including additional interest, if any) on, the notes;

•	our failure to convert any note in accordance with the provisions of the indenture; or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each note affected thereby.

The indenture limits the right of holders of the notes to institute legal proceedings. No holder of the notes will have the right to bring a claim under the indenture unless:

•	the holder has given written notice to the trustee of default under the terms of the notes;

•
the holders of not less than 25% of the aggregate principal amount of the notes shall have made a written request to the trustee to bring the claim and furnished the trustee reasonable indemnification as it may require;

•	the trustee has not commenced an action within 60 days of receipt of the notice, request and offer of indemnity; and

•	no direction inconsistent with a request has been given to the trustee by the holders of not less than a majority of the aggregate principal amount of the notes.

This provision will not prevent, however, any holder of the notes from instituting suit for the enforcement of payment of the principal of, and interest (including additional interest, if any) on, the notes or the delivery of the conversion value as required by the indenture upon the conversion of notes, at the respective due dates thereof.

The holders of a majority in aggregate principal amount of the notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any power conferred on the trustee with respect to the notes; provided, however, that

•	the direction does not conflict with any rule of law or the indenture,

•	the trustee may take any action it deems proper and which is consistent with the direction of the holders; and

•	the trustee is not required to take any action that would unduly prejudice the holders of the notes not taking part in the action or would impose personal liability on the trustee.

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default applicable to the notes under the indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

In order to change or modify the indenture, we must obtain the consent of holders of a majority in principal amount of all outstanding debt securities issued thereunder (voting as a single class) that are affected thereby. The consent of holders of a majority in principal amount of the affected debt securities is required to waive compliance by us with specific covenants in the indenture. We must obtain the consent of each holder of the notes affected by a change:

•	to extend the maturity, or to reduce the principal, redemption premium or interest rate;

•	make any change that impairs or adversely affects the rights of a holder to convert notes in accordance with the indenture;

•	impair the right to institute suit for the enforcement of any payment on or with respect to notes or the delivery of the conversion value as required by the indenture upon the conversion of notes;

•	change the place of payment, or the coin or currency, for payment;

•	limit the right to sue for payment; or

•
reduce the level of consents needed to approve a change to the indenture; or modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required level of consents needed to approve a change to the indenture.

A note shall be deemed outstanding if it has been authenticated and delivered under the indenture unless, among other things, such note has matured or been canceled, converted, redeemed or repurchased.

The indenture provides that the holders of not less than a majority in principal amount of outstanding notes have the right to waive compliance by us with specified covenants in the indenture in respect of the notes.

Modifications and amendments of the indenture will be permitted to be made by us and the trustee without the consent of any holder, when authorized by our trust managers, at any time, in a form satisfactory to the trustee, for certain purposes, including the following:

•	evidences the succession of another person to us and the assumption by any such successor of any covenants under the indenture and in the notes;

•	adds to our covenants for the benefit of the holders of the notes or surrenders any of our rights or powers;

•	adds any additional event of default for the benefit of the holders of all the notes;

•
adds or changes any provisions to the extent necessary to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities, to permit bearer securities to be issued in exchange for registered securities or bearer securities of other authorized denominations, or to permit or facilitate the issuance of securities in uncertificated form;

•	changes or eliminates any provision affecting only debt securities not yet issued;

•	secures the notes;

•	establishes the form or terms of debt securities of any series not yet issued;

•
evidences and provides for successor trustees or adds or changes any provisions of the indenture to the extent necessary to permit or facilitate the appointment of a separate trustee or trustees for specific series of debt securities;

•
to provide for conversion rights of holders of notes if any reclassification or change of our common shares or any consolidation, merger or sale of all or substantially all of our property or assets occurs;

•
cures any ambiguity, corrects or supplements any provisions which may be defective or inconsistent with any other provision, or makes any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture; provided, however, that no such modification or amendment may adversely affect the interest of holders of the notes; or

•
supplements any provision of the indenture to such extent as shall be necessary to permit the facilitation of defeasance and discharge of any of the notes; provided, however, that any such action may not adversely affect the interest of holders of notes in any material respect.

The indenture contains provisions for convening meetings of the holders of the notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding notes, in any such case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by specified modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders entitled to vote a majority in aggregate principal amount of the outstanding debt securities represented at that meeting; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities. Any resolution passed or decision taken at any meeting of holders of debt securities, including the notes, duly held in accordance with the indenture will be binding on all holders of such debt securities, whether or not present or represented at the meeting. The quorum at any meeting of holders of the debt securities, including the notes, called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of such outstanding debt securities; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities, the persons holding or representing such specified percentage in principal amount of such outstanding debt securities will constitute a quorum.

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of the notes with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding notes affected thereby, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•
the principal amount of such outstanding notes that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee, the paying agent or the exchange agent, if applicable, after the notes have become due and payable, whether on the stated maturity date, any redemption date or any repurchase date, or upon exchange or otherwise, cash or common shares (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture.

Rule 144A Information

If at any time we are not subject to the reporting requirements of the Exchange Act, we will promptly furnish to the holders, beneficial owners and prospective purchasers of the notes or underlying common shares, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act to facilitate the resale of those notes or shares pursuant to Rule 144A.

Provision of Financial Information

We will file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) which we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. If we are not required to file information, documents or reports pursuant to either of those sections, then we will file with the trustee and the SEC such reports as may be prescribed by the SEC at such time.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Trustee

The Bank of New York Trust Company, National Association, is the trustee, as successor trustee to JPMorgan Chase Bank, National Association and initially the registrar, conversion agent, bid solicitation agent and paying agent. If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any notes only after those holders have offered the trustee indemnity satisfactory to it.

If the trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

Book-Entry System

The notes were issued in the form of two fully-registered global notes in book-entry form, deposited with, or on behalf of, DTC and registered in the name of DTC’s nominee, Cede & Co. Except as set forth below, the global notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole holder of the notes represented by such global note for all purposes under the indenture and the beneficial owners of the notes will be entitled only to those rights and benefits afforded to them in accordance with DTC’s regular operating procedures. Upon specified written instructions of a participant in DTC, DTC will have its nominee assist participants in the exercise of certain holders’ rights, such as demand for acceleration of maturity or an instruction to the trustee. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the indenture.

If (i) DTC is at any time unwilling or unable to continue as depositary or if at any time DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days, (ii) an Event of Default under the indenture relating to the notes has occurred and is continuing or (iii) we, in our sole discretion, determine at any time that the notes shall no longer be represented by a global note, we will issue individual notes in certificated form of the same series and like tenor and in the applicable principal amount in exchange for the notes represented by the global note. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of individual notes in certificated form of the same series and like tenor, equal in principal amount to such beneficial interest and to have the notes in certificated form registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the notes. The notes were issued as fully-registered notes registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.

DTC, the world’s largest depositary, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC’s direct participants deposit with DTC.

DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by The NYSE, the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has Standard & Poor’s highest rating: AAA. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The beneficial interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in notes, except in the event that use of the book-entry system for the notes is discontinued. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Such limits and such laws may impair the ability of such persons to own, transfer or pledge beneficial interests in a global note.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts the notes will be credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the regular record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

We will pay principal of and interest on the notes in same-day funds to the trustee and from the trustee to DTC, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records upon DTC’s receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of us, the trustee, DTC, or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is the responsibility of us or the trustee, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

A beneficial owner of notes shall give notice to elect to have its notes purchased or tendered, through its participant, to the conversion agent and shall effect delivery of such notes by causing the direct participant to transfer the participant’s interest in notes, on DTC’s records, to the conversion agent. The requirement for physical delivery of notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by direct participants on DTC’s records and followed by a book-entry credit of tendered notes to the conversion agent’s DTC account.

DTC may discontinue providing its services as securities depositary for the notes at any time by giving us reasonable notice. Under such circumstances, if a successor securities depositary is not obtained, we will print and deliver certificated notes. We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, we will print and deliver certificated notes.

We, the Initial Purchasers and the trustee will have no responsibility or liability for any aspect of the records relating to or payments made on account of the beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Registration Rights; Additional Interest

In connection with the initial private placement of the notes, we entered into a registration rights agreement with the Initial Purchasers for the benefit of the holders of the notes. Pursuant to the registration rights agreement, we agreed:

•
to file with the SEC or otherwise have on file with the SEC, by the 90th day after the date we first issued the notes, a shelf registration statement to cover resales of registrable securities (as described below) by the holders who satisfy certain conditions and provide the information we describe below for use with the shelf registration statement;

•
to use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act, as promptly as practicable but in any event by the 180th day after the date we first issue the notes or otherwise make available for use by selling securityholders an effective shelf registration statement no later than such date; and

•	to use our reasonable best efforts to keep the shelf registration statement continuously effective under the Securities Act, until there are no registrable securities outstanding.

However, the registration rights agreement permits us to prohibit offers and sales of registrable securities pursuant to the shelf registration statement for a period not to exceed an aggregate of 30 days in any three-month period and not to exceed an aggregate of 90 days in any 12-month period, under certain circumstances and subject to certain conditions. We refer to any period during which we may prohibit offers and sales as a “suspension period.” We need not specify the nature of the event giving rise to a suspension in any notice to holders of the registrable securities of the existence of such a suspension.

In addition, if we deem it necessary to file a post-effective amendment to the registration statement in order to make changes to the information in the prospectus regarding the selling holders or the plan of distribution, we may suspend sales under the registration statement until the date on which the post-effective amendment is declared effective by the SEC; provided, however, that any days in any such suspension period shall count towards the 30 and 90 day periods referred to in the previous paragraph.

“Registrable securities” means each note and any common share issued upon conversion of the notes until the earlier of:

•	the date the notes and any such common shares have been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; and

•
the date when the notes or any such common shares are eligible for sale by a holder that is not an affiliate of ours pursuant to Rule 144(k) under the Securities Act or any similar provision then in effect.

We have filed the registration statement of which this prospectus is a part to meet our obligations under the registration rights agreement.

Holders of registrable securities must deliver to us certain information to be used in connection with, and to be named as selling securityholders in, the shelf registration statement in order to have their registrable securities included in the shelf registration statement. Any holder that does not duly complete and deliver a questionnaire or provide the information it requires will not be named as a selling securityholder in the shelf registration statement and will not be permitted to sell any registrable securities held by that holder pursuant to the shelf registration statement. We cannot assure you that we will be able to maintain an effective and current shelf registration statement as required. The absence of an effective shelf registration statement is likely to limit a holder’s ability to sell its registrable securities and adversely affect the price, if any, at which it may sell its registrable securities.

If:

•
the shelf registration statement is not filed with the SEC by the 90th day after the first issue date of the notes and we do not have on file with the SEC an effective shelf registration statement covering resales of the registrable securities;

•
the shelf registration statement has not been declared effective under the Securities Act by the 180th day after the first issue date of the notes or an effective shelf registration statement covering resales of the registrable securities is otherwise not made available for use by selling securityholders by such date;

•
a holder supplies the questionnaire described below after the effective date of the shelf registration statement or the date after which we first make available an effective shelf registration statement for use by selling securityholders, and we fail to supplement or amend the shelf registration statement, or file a new shelf registration statement, in accordance with the terms of the registration rights agreement, in order to add such holder as a selling securityholder;

•
the shelf registration statement is filed and has become effective under the Securities Act, but then ceases to be effective (without being succeeded immediately by an additional shelf registration statement that is filed and immediately becomes effective) or usable for the offer and sale of registrable securities, other than as a result of a requirement to file a post-effective amendment or prospectus supplement to the registration statement in order to make changes to the information in the prospectus forming part of the shelf registration statement regarding the selling securityholders or the plan of distribution, and (1) we do not cure the lapse of effectiveness or usability of the registration statement within ten business days (or if a suspension period is then in effect, the tenth business day following the expiration of such suspension period) by a post-effective amendment, prospectus supplement or report filed pursuant to the Exchange

Act, or (2) if suspension periods exceed an aggregate of 30 days in any three-month period or an aggregate of 90 days in any 12-month period; or

•
we fail to name as a selling securityholder, in the shelf registration statement or any amendment to the shelf registration statement, at the time it becomes effective under the Securities Act, or in any prospectus relating to the shelf registration statement, at the time we file the prospectus or, if later, the time the related shelf registration statement or amendment becomes effective under the Securities Act, any holder that is entitled to be so named as a selling securityholder within the prescribed time periods, then we will pay additional interest to each holder of notes then outstanding that constitute registrable securities who has provided to us the required selling securityholder information. We refer to each event described in the bullet points above as a “registration default.”

Additional interest will accrue on the notes then outstanding that constitute registrable securities, from, and including, the day following the registration default to, but excluding, the day on which the registration default has been cured. Additional interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date, as applicable, following the date on which such additional interest begins to accrue, and will accrue at a rate per year equal to:

•	an additional 0.25% of the principal amount to, and including, the 90th day following such registration default; and

•	an additional 0.50% of the principal amount from and after the 91st day following such registration default.

In no event will additional interest accrue at a rate per year exceeding 0.50%.

We will not pay any additional interest on any note after it has been converted into common shares. If a note ceases to be outstanding during a registration default, we will prorate the additional interest to be paid with respect to that note.

So long as a registration default continues, we will pay additional interest in cash on February 1 and August 1 of each year to each holder who is entitled to receive additional interest in respect of registrable securities of which the holder was the holder of record at the close of business on the immediately preceding January 15 and July 15, respectively.

Following the cure of a registration default, additional interest will cease to accrue with respect to that registration default. In addition, no additional interest will accrue after the period we must keep the shelf registration statement effective under the Securities Act or on any note that ceases to be a registrable security. However, we will remain liable for any previously accrued additional interest. Other than our obligation to pay additional interest, we will not have any liability for damages with respect to a registration default on any registrable securities.

We agreed in the registration rights agreement to give notice to all holders of the filing and effectiveness of the initial shelf registration statement by release through a reputable national newswire service; provided that if we designate a previously filed and effective shelf registration statement for use by holders of registrable securities, in lieu of the foregoing notice we will provide notice of our designation of such shelf registration statement and the date on which we will first make available for use by selling securityholders a prospectus thereunder. A holder of registrable securities that does not provide us with a completed questionnaire or the information called for by it on or prior to the tenth business day before the date the initial shelf registration statement becomes effective will not be named as a selling securityholder in the shelf registration statement when it becomes effective and will not able to use the shelf registration statement to resell registrable securities. Similarly, if we designate an effective shelf registration statement for use by selling securityholders, a holder of registrable securities that does not provide us with a completed questionnaire or the information called for by it on or prior to the tenth business day before the date of the initial prospectus made available to selling securityholders will not be named as a selling securityholder in the prospectus and will not able to use the shelf registration statement to resell registrable securities. However, in either case, such a holder of registrable securities may thereafter provide us with a completed questionnaire, following which we will, as promptly as reasonably practicable after the date we receive the completed questionnaire, but in any event within ten business days after that date (except as described below), file a supplement to the prospectus relating to the shelf registration statement or, if required, file a post-effective amendment or a new shelf registration statement in order to permit resales of such holder’s registrable securities. However, if we receive the questionnaire during a suspension period, or we initiate a suspension period within five business days after we receive the questionnaire, then we will, except as described below, make the filing within ten business days after the end of the suspension period. We will not be required to file more than three such amendments or supplements for all holders during a fiscal quarter. If we file a post-effective amendment or a new shelf registration statement, then we will use our respective reasonable best efforts to cause the post-effective amendment or new shelf registration statement to be declared effective under the Securities Act, as promptly as practicable, but in any event by the 30th day in the case of a post-effective amendment and the 60th day in the case of a new shelf registration statement, after the date the registration rights agreement requires us to file the post-effective amendment or new registration statement, as applicable.

If a holder does not deliver a duly completed questionnaire on or before the tenth business day before the effective date of the original shelf registration statement or on or before the tenth business day before the date the prospectus is first made available for use by selling securityholders, the holder could experience significant additional delay. We strongly encourage holders to submit a completed questionnaire as promptly as possible. To the extent that any holder of registrable securities identified in the shelf registration statement is a broker-dealer, or is an affiliate of a broker-dealer that did not acquire its registrable securities in the ordinary course of its business or that at the time of its purchase of registrable securities had an agreement or understanding, directly or indirectly, with any person to distribute the registrable securities, we understand that the SEC may take the view that such holder is, under the SEC’s interpretations, an “underwriter” within the meaning of the Securities Act.

The specific provisions relating to the registration described above are contained in the registration rights agreement. This summary of the registration rights agreement is not complete and is qualified in its entirety by reference to the registration rights agreement.

DESCRIPTION OF CAPITAL SHARES

We are a Texas real estate investment trust. The rights of a shareholder are governed by the Texas Real Estate Investment Trust Act, our declaration of trust and our bylaws. The following summary of terms, rights and preferences of the shares of beneficial interest is not complete. You should read our declaration of trust and bylaws for more complete information.

Authorized Shares

Our declaration of trust provides that we may issue up to 160,000,000 shares of beneficial interest, consisting of 150,000,000 common shares, par value $0.03 per share, and 10,000,000 preferred shares, par value $.03 per share. At November 21, 2006, 85,606,469 common shares, 3,000,000 depositary shares, each representing one-thirtieth of a share of a 6.75% Series D Cumulative Redeemable Preferred Share, and 2,900,000 depositary shares, each representing one-one hundredth of a share of a 6.95% Series E Cumulative Redeemable Preferred Share were issued and outstanding. In addition, as of November 21, 2006, we have 3,368,712 common shares available for issuance upon the exercise of options granted under our employee and trust manager share option plans. Mellon Investor Services, LLC is the transfer agent and registrar of our common shares and preferred shares.

Shareholder Liability

Under Texas law, a shareholder will not be personally liable for any obligation of ours solely by reason of being a shareholder. Under our declaration of trust, our shareholders are not personally liable for our debts or obligations and will not be subject to any personal liability in tort, contract or otherwise, to any person in connection with our property or affairs by reason of being a shareholder.

Notwithstanding these limitations, common law theories of "piercing the corporate veil" may be used to impose liability on shareholders in certain instances. Also, to the extent that we conduct operations in another jurisdiction where the law of that jurisdiction (1) does not recognize the limitations of liability afforded by contract, Texas law or our declaration of trust, and (2) does not provide similar limitations of liability applicable to real estate investment trusts or other trusts, a third party could attempt, under limited circumstances, to assert a claim against our shareholders based upon our obligations.

Common Shares

Dividends. Subject to any preferential rights of any outstanding series of preferred shares, the holders of our common shares are entitled to such dividends and distributions as may be declared from time to time by the board of trust managers from funds available therefor. We may pay dividends in either cash, property or in common shares. Payment and declaration of dividends on our common shares and purchases of shares thereof by us will be subject to certain restrictions if we fail to pay dividends on our preferred shares.

Distributions and Liquidation Rights. Upon any liquidation, dissolution or winding up of us, holders of our common shares will be entitled to share equally and ratably in any assets available for distribution to them after payment or provision for payment of our debts and other liabilities and the preferential amounts owing with respect to any outstanding preferred shares.

No Preemptive Rights. No holders of our common shares have preemptive or other rights to purchase or subscribe for any common shares.

REIT Restrictions on Ownership and Transfer. Our common shares are subject to certain restrictions upon ownership and transfer which were adopted for the purpose of enabling us to preserve our status as a REIT. For a description of such restrictions, see “Material Income Tax Considerations — REIT Qualification.”

Voting Rights. Each outstanding common share owned by a shareholder entitles that holder to one vote on all matters submitted to a vote of shareholders, including the election of trust managers. The right to vote is subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, which we describe under “Material Income Tax Considerations — REIT Qualification.” There is no cumulative voting in the election of trust managers.

Subject to the terms of our declaration of trust regarding the restrictions on transfer of shares of beneficial interest, each common share has the same dividend, distribution, liquidation and other rights as each other common share.

According to the terms of our declaration of trust and bylaws and Texas law, all matters submitted to the shareholders for approval, except for those matters listed below, are approved if a majority of all the votes cast at a meeting of shareholders duly called and at which a quorum is present are voted in favor of approval. The following matters require approval other than by a majority of all votes cast:

•
the election of trust managers (which provides that trust managers remain on the board unless and until a nominee for that board seat receives the affirmative vote of the holders of two-thirds of our common shares);

•	the amendment of our declaration of trust by shareholders (which requires the affirmative vote of two-thirds of all votes entitled to be cast on the matter);

•	our termination, winding up of affairs and liquidation (which requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter); and

•
our merger or consolidation with another entity or sale of all or substantially all of our property (which requires the approval of the board of trust managers and an affirmative vote of two-thirds of all the votes entitled to be cast on the matter).

Stock Exchange Listing. Our common shares are traded on the NYSE under the trading symbol "WRI."

Preferred Shares

Our declaration of trust authorizes our board of trust managers to issue up to 10,000,000 preferred shares from time to time, in one or more series, to establish the number of shares in each series and to fix the designations, powers, preferences and rights of each series and the qualifications, limitations or restrictions thereof.

Future Series of Preferred Shares. Our board of trust managers shall determine with respect to each series of preferred shares that may be issued and sold in the future:

•	the designation of such shares and the number of shares that constitute such series;

•
the dividend rate (or the method of calculation thereof), if any, on the shares of such series and the priority as to the payment of dividends with respect to other classes or series of our capital shares;

•	the dividend periods (or the method of calculation thereof);

•	the voting rights, if any, of the shares;

•	the terms and amount of a sinking fund, if any;

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the liquidation preference and the priority as to payment of such liquidation preference with respect to other classes or series of our capital shares and any other rights of the shares of such series upon our liquidation or winding-up;

•	whether or not and on what terms the shares of such series will be subject to redemption or repurchase at our option;

•	whether and on what terms the shares of such series will be convertible into or exchangeable for our other debt or equity securities;

•	whether the shares of such series of preferred shares will be listed on a securities exchange;

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any limitations on direct or beneficial ownership and restrictions on transfer in addition to those described in “Material Federal Income Tax Considerations — REIT Qualification” in each case as may be appropriate to preserve our status as a real estate investment trust;

•	any special United States federal income tax considerations applicable to such series; and

•
the other rights and privileges and any qualifications, limitations or restrictions of such rights or privileges of such series not inconsistent with our declaration of trust, our bylaws and the Texas Real Estate Investment Trust Act.

The terms of any preferred shares we issue will be set forth in resolutions adopted by our board of trust managers.

Depositary Shares

General. We may issue receipts for depositary shares, each of which will represent a fractional interest of a particular series of a class of preferred shares. As of the date of this prospectus, the depositary shares are outstanding as described below.

6.75% Series D Cumulative Redeemable Preferred Shares and Depositary Shares. On April 30, 2003, we issued 100,000 shares of 6.75% Series D Cumulative Redeemable Preferred Shares and 3,000,000 depositary shares for $75.0 million. Each depositary share represents a 1/30 fractional interest in a share of Series D Preferred. The Series D Preferred has a liquidation preference of $750.00 per share (equivalent to $25.00 per depositary share) and the holders are entitled to cumulative dividends from the date of original issuance of $50.625 per share (equivalent to $1.6875 per depositary share). The Series D Preferred ranks on parity with the Series E Preferred described below with respect to the payment of dividends and payments upon liquidation. We may not redeem the Series D Preferred Shares before April 30, 2008. The redemption price per share of Series D Preferred is $750.00 (equivalent to $25.00 per depositary share), plus any accrued and unpaid dividends through the date of such redemption. The Series D Preferred and the depositary shares have no maturity date and will remain outstanding indefinitely unless redeemed. The Series D Preferred and the depositary shares are not convertible into or exchangeable for any of our other securities. The Series D Preferred shareholders and holders of the depositary shares generally have no voting rights, except if we fail to pay dividends for six quarters. In that event, the holders of the Series D Preferred and Series E Preferred, voting together as a single class, have the right to elect two trust managers who shall serve until all dividend arrearages have been paid. In such case, the entire board of trust managers will be increased by two trust managers. The Series D Preferred is not be listed for trading on any exchange. The depositary shares are listed for trading on the NYSE.

6.95% Series E Cumulative Redeemable Preferred Shares and Depositary Shares. On July 8, 2004, we issued 29,000 shares of 6.95% Series E Cumulative Redeemable Preferred Shares and 2,900,000 depositary shares for
$72.5 million. Each depositary share represents a 1/100 fractional interest in a share of Series E Preferred. The Series E Preferred has a liquidation preference of $2,500 per share (equivalent to $25 per depositary share). The Series E Preferred ranks on a parity with the Series D Preferred with respect to the payment of dividends and payments upon liquidation. We may not redeem the Series E Preferred Shares before July 8, 2009. The redemption price per share of Series E Preferred is $2,500 (equivalent to $25.00 per depositary share), plus accrued and unpaid dividends through the date of such redemption. The Series E Preferred and the depositary shares have no maturity date and will remain outstanding indefinitely unless redeemed. The Series E Preferred and the depositary shares are not convertible into or exchangeable for any of our other securities. The Series E Preferred shareholders and the holders of the depositary shares generally have no voting rights, except if we fail to pay dividends for six quarters. In that event, the holders of the Series D Preferred and Series E Preferred, voting together as a single class, have the right to elect two trust managers who shall serve until all dividend arrearages have been paid. In such case, the entire board of trust managers will be increased by two trust managers.

The Series E Preferred is not listed for trading on any exchange. The depositary shares are listed for trading on the NYSE.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received on behalf of the preferred shares proportionately to the record holders of the related depositary receipts owned by such holder. Such distributions are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

In the event of a non-cash distribution, the depositary will distribute property it receives to the record holders of depositary receipts entitled to the property unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds of such sale to holders. Such distributions by the depositary are subject to certain obligations of holders to file proofs, certificates and other information and to pay certain changes and expenses to the depositary.

Withdrawal of Shares. Unless the related depositary shares have previously been called for redemption, upon surrender of the depositary receipts at the corporate trust office of the depositary, the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional preferred shares and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related preferred shares on the basis of the proportion of preferred shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred shares will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption. Whenever we redeem preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed, provided we have paid in full to the depositary the redemption price of the preferred shares to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. With respect to noncumulative preferred shares, dividends will be paid for the current dividend period only. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the preferred shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease. However, the holders will have the right to receive any moneys payable upon redemption and any money or other property that the holders of such depositary receipts were entitled to at the time of redemption when they surrender their depositary receipts to the depositary.

Voting Rights. Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in such notice to the record holders of the depositary receipts related to such preferred shares. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights of the preferred shares related to such holder's depositary receipts. The record date for depositary receipts will be the same date as the record date for preferred shares. The depositary will vote the preferred shares related to such depositary receipts in accordance with such instructions, and we will agree to take all reasonable action that the depositary deems necessary to enable it to vote the preferred shares. The depositary will abstain from voting preferred shares represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts.

Liquidation Preference. In the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, each holder of a depositary receipt will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares. The depositary shares, as such, are not convertible into common shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion of the preferred shares represented by the depositary shares into whole common shares, other preferred shares or other shares of capital shares. We have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred shares to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, one or more new depositary receipts will be issued for any depositary shares not to be converted. No fractional common shares will be issued upon conversion. If conversion will result in a fractional share being issued, we will pay in cash an amount equal to the value of the fractional interest based upon the closing price of the common shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement. The form of depositary receipt evidencing the depositary shares which represent the preferred shares and any provision of the deposit agreement may at any time be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the existing holders of at least a majority of the depositary shares evidenced by outstanding depositary receipts.

We may terminate the deposit agreement upon not less than 30 days' prior written notice to the depositary if (1) such termination is to preserve our status as a REIT or (2) a majority of each class of preferred shares affected by such termination consents to such termination. Upon termination of the deposit agreement, the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts. In addition, the deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•
there has been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding-up and such distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares; or

•	each related preferred share shall have been converted into capital shares that are not represented by depositary shares.

Fees of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the depositary's fees and expenses for any duties that holders request to be performed which are outside those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its resignation, and we may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal. A successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous. The depositary will forward to holders of depositary receipts any reports and communications from us which it receives with respect to the related preferred shares. Neither we nor the depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence, gross negligence or willful misconduct. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred shares represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred shares represented thereby for deposit, holders of depositary receipts or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.

If the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the notes, taxation of the company as a REIT and the acquisition, ownership and disposition of our common shares into which the notes may be converted, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. The information in this section is based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS (except with respect to the taxpayer that received the ruling), and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. It is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

Because this is a summary that is intended to address only material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the notes and our common shares that will apply to all holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•
special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a financial institution, an insurance company, holding notes or our common shares through a partnership or similar pass-through entity, or otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations;

•	this summary deals only with notes and our common shares that are held as “capital assets,” within the meaning of Section 1221 of the Code; and

•	this discussion is not intended to be, and should not be, construed as tax advice

You should review the following discussion and consult with your tax advisor to determine the effect of the acquisition, ownership and disposition of the notes and our common shares received upon conversion of a note on your individual tax situation, including any state, local or non-U.S. tax consequences.

As used herein, the term “U.S. Holder” means any beneficial owner of a note, or of our common shares received upon conversion of a note, that is, for U.S. federal income tax purposes, (i) a citizen or resident, as defined in Section 7701(b) of the Code, of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) in general, a trust subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or a trust that was both treated as a domestic trust on August 19, 1996 and in existence on August 20, 1996 and has made a valid election to be treated as a U.S. person. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note, or our common shares received pursuant to a conversion of a note, (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder. In the case of an entity treated as a partnership for U.S. federal income tax purposes that is a beneficial owner of a note, or our common shares received pursuant to a conversion of a note, the treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. Persons that have an indirect interest in a note, or our common shares received pursuant to a conversion of a note, through an entity treated as a partnership for U.S. federal income tax purposes should consult their tax advisors about the U.S. federal income tax consequences of acquiring, holding and disposing of notes or our common shares received pursuant to a conversion of a note.

U.S. Holders of the Notes

Discount. A note issued at a discount will be treated as being issued with original issue discount (“OID”) for U.S. federal income tax purposes unless the excess of the note’s stated redemption price at maturity (“SRPM”) over its issue price is less than a statutory de minimis amount (one-fourth of one percent of the note’s SRPM times the number of complete years from issuance to maturity). Generally, the “issue price” of a note is the first price at which a substantial amount of the notes is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The SRPM of a note is the total of all payments to be made under the note other than qualified stated interest (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments). If a note is issued with an amount of discount that is less than the statutory de minimis amount, then the amount of discount will be reportable as capital gain if and when it is received or the note is sold.

The notes were issued with OID. Accordingly, a U.S. Holder of a note will have to report annually the OID as income as it accrues, based on a constant yield method (which includes at least annual compounding) and regardless of the U.S. Holder’s regular method of tax accounting. Thus, the OID income on a note will be taxable before it is received in cash. In applying the constant yield method, the first step requires a determination of the debt instrument’s yield and maturity. The yield and maturity of a debt instrument are determined by taking into account any unconditional option that the holder or issuer of the debt instrument has to require payments to be made on the debt instrument under an alternative payment schedule. For these purposes, if a holder has an option to put the debt instrument to the issuer, that option will be deemed exercised if it would maximize the yield on the debt instrument.

Noteholders have the right to require us to repurchase their notes in whole or in part on August 1, 2011, August 1, 2016 and August 1, 2021 for cash equal to 100% of the principal amount of the notes to be repurchased plus any accrued but unpaid interest (including additional interest, if any). Because the exercise of this put option on August 1, 2011 would maximize the yield to a noteholder, this put option will be deemed exercised in applying the constant yield method. Thus, for purposes of calculating OID on the notes, the notes are treated as having a maturity date of August 1, 2011, are deemed to have been issued with OID and the OID accrues as income during the period beginning on the issue date of the notes and ending on the deemed maturity date of August 1, 2011.

Stated Interest. Stated interest on a note generally will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s regular method of tax accounting.

Additional Interest. If we fail to comply with specified obligations under the registration rights agreement, such non-compliance may result in the payment of additional interest in the manner described under “Description of Notes — Registration Rights; Additional Interest.” In general, when the amount or timing of any additional payments on a debt instrument is contingent, such debt instrument could be subject to special rules that apply to contingent payment debt instruments. We intend, however, to take the position for U.S. federal income tax purposes that the possibility of such payments should not cause the notes to be subject to the special rules applicable to contingent payment debt instruments and, accordingly, that any such payments of additional interest should be taxable to you as ordinary interest income when received or accrued, in accordance with your usual method of tax accounting. This position is based in part on our determination that as of the date of issuance of the notes, the possibility that such additional payments will be made are “remote” or “incidental” contingencies, within the meaning of applicable Treasury regulations. Except as otherwise specifically discussed herein, the remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Market Discount. In the case of a note that is issued with OID such as the notes described in this prospectus, if a U.S. Holder purchases the note for an amount that is less than its “revised issue price” (generally, its issue price plus accrued OID), then the U.S. Holder will be treated as having purchased the note at a market discount, unless such market discount is less than a de minimis amount (as described in the next sentence). In the case of a note that is issued without OID, if a U.S. Holder purchases the note for an amount that is less than its SRPM, then the U.S. Holder will be treated as having purchased the note at a “market discount,” unless such market discount is less than a de minimis amount (one-fourth of one percent of the SRPM times the number of complete years to maturity after the U.S. Holder acquires the note).

Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment on a note, or any gain realized on the sale, conversion, or other disposition of a note, as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue market discount on a constant yield basis. Once made, such an election may be revoked only with the consent of the IRS and, therefore, should only be made in consultation with a tax advisor.

A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent that the interest expense exceeds the portion of market discount allocable to the days during the taxable year in which the note was held by the taxpayer. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for U.S. federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS. The election, therefore, should only be made in consultation with a tax advisor.

Acquisition Premium. A U.S. Holder’s interest in a note will be purchased with acquisition premium if the U.S. Holders’ initial basis in the note exceeds the adjusted issue price (generally, the issue price plus accrued OID) of the note, but not its SRPM. Acquisition premium reduces (but does not eliminate) the amount of OID that the U.S. Holder would otherwise have to include in income.

Amortizable Bond Premium. If a U.S. Holder purchases a debt instrument for an amount that is greater than the sum of all amounts payable on the debt instrument after the purchase date, other than payments of qualified stated interest, then such U.S. Holder will be considered to have purchased the debt instrument with “amortizable bond premium.” In general, amortizable bond premium with respect to any convertible debt instrument (such as a note) will be equal in amount to the excess, if any, of the tax basis (reduced as set forth in the following sentence) over the sum of all amounts payable on the debt instrument other than qualified stated interest. For this purpose only, a U.S. Holder’s tax basis in a convertible debt instrument is reduced by an amount equal to the value of such U.S. Holder’s option to convert the convertible debt instrument for other property (such as our common shares); the value of this option may be determined under any reasonable method. However, in the case of a debt instrument that may be redeemed prior to maturity at the option of the issuer (such as the notes), the amount of amortizable bond premium is determined by substituting the first date on which the debt instrument may be redeemed (the “redemption date”) for the maturity date and the applicable redemption price on the redemption date for the amount payable at maturity, if the result would maximize the U.S. Holder’s yield to maturity (i.e., result in a smaller amount of amortizable bond premium properly allocable to the period before the redemption date). If the issuer does not in fact exercise its right to redeem the debt instrument on the applicable redemption date, the debt instrument will be treated (solely for purposes of the amortizable bond premium rules) as having matured and then as having been reissued for the U.S. Holder’s “adjusted acquisition price,” which is an amount equal to the U.S. Holder’s basis in the debt instrument (as determined under the applicable Treasury Regulations), less the sum of (i) any amortizable bond premium allocable to prior accrual periods and (ii) any payments previously made on the debt instrument (other than payments of qualified stated interest). The debt instrument deemed to have been reissued will again be subject to the amortizable bond premium rules with respect to the remaining dates on which the debt instrument is redeemable.

A U.S. Holder may elect to amortize bond premium on a debt instrument over the remaining term of the debt instrument. Once made, the election applies to all taxable debt instruments owned by the U.S. Holder on the first day of the taxable year to which such election applies and to all taxable debt instruments thereafter acquired. Because the election may be revoked only with the consent of the IRS, it should only be made in consultation with a tax advisor. In general, a U.S. Holder amortizes bond premium by offsetting the qualified stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method pursuant to the applicable Treasury Regulations. If the bond premium allocable to an accrual period exceeds the qualified stated interest allocable to such period, the excess is treated by the U.S. Holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the U.S. Holder’s total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such U.S. Holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period.

Election to Include All Interest in Income Using a Constant Yield Method. All U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to original issue discount, subject to certain limitations and exceptions. Because this election will affect how the U.S. Holder treats debt instruments other than the notes, it should be made only in consultation with a tax advisor.

Sale, Redemption of Other Taxable Disposition of the Notes. Upon the sale, redemption, repurchase, retirement or other taxable disposition of a note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on such sale, redemption or other taxable disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in such holder’s income) and (ii) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such Holder (i) increased by (A) any accrued original issued discount (OID) and (B) any accrued market discount if the U.S. Holder has included the accrued market discount in income and (ii) decreased by (A) the amount of any payments, other than qualified stated interest payments, received, and (B) amortizable bond premium taken with respect to such note. Capital gain or loss recognized upon the disposition of a note will be a long-term capital gain or loss if the note was held for more than one year. The maximum tax rate on long-term capital gains to non-corporate U.S. Holders is generally 15% (for taxable years ending on or prior to December 31, 2010). The deductibility of capital losses may be subject to limitations.

Conversion of Notes. The tax consequences of the conversion of a note into cash and our common shares are not entirely clear. A U.S. Holder who, in a conversion transaction, receives cash (other than cash received in lieu of a fractional share), common shares, and cash in lieu of a fractional share may be treated as exchanging (i) a portion of the converted notes for cash (other than cash received in lieu of a fractional share), (ii) a portion of the converted notes for common shares (other than a fractional share) and (iii) a portion of the converted notes for cash received in lieu of a fractional share. The portion of the notes treated as exchanged for each of these three components should be based on the amount of the cash (or cash received in lieu of a fractional share) or the fair market value of the common shares received upon conversion compared to the aggregate fair market value of the cash and common shares received upon conversion. The proportion of such U.S. holder's tax basis in the notes exchanged for each such component should be allocated among such components as described in the preceding sentence.

To the extent that a U.S. Holder exchanges a portion of the notes for common shares (other than fractional shares), such U.S. holder generally will not realize any income, gain or loss upon such conversion except with respect to common shares that are attributable to accrued but unpaid interest not previously included in gross income. A U.S. holder's initial tax basis in the common shares (other than a fractional share) received upon conversion of a note will be the same as the U.S. holder's adjusted tax basis at such time in the portion of the note treated as exchanged therefor (but not including the portion exchanged for cash or cash in lieu of a fractional share) as described above. However, the tax basis of common shares received upon a conversion with respect to accrued but unpaid interest that has not been included in income should equal the fair market value of such common shares. The holding period for the common shares (other than a fractional share) received on conversion generally will include the holding period of the note converted. To the extent any common shares issued upon a conversion are allocable to accrued but unpaid interest that has not been included in income, however, the U. S. Holder's holding period for such common shares may commence on the day following the date of delivery of the common shares.

To the extent that a U.S. Holder exchanges a portion of the notes for cash (including cash in lieu of a fractional share), gain or loss will be recognized by such U.S. Holder in an amount equal to the difference between the amount of such cash received (including cash in lieu of a fractional share) and the U.S. Holder's tax basis in the notes allocable to such components as described above. Such gain or loss generally will result in capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the note for more than one year at the time of conversion; provided, however, that amounts that are attributable to accrued but unpaid interest generally will be taxable to the U.S. Holder as interest to the extent not previously included in income.

Alternatively, a U.S. Holder may be treated as exchanging the note for our common shares and cash in a recapitalization for U.S. federal income tax purposes. In such case, the U.S. Holder would not be permitted to recognize loss, but would be required to recognize gain. The amount of gain recognized by a U.S. Holder would equal the lesser of (i) the excess (if any) of (A) the amount of cash received (excluding any cash received in lieu of a fractional share and any cash received attributable to accrued and unpaid interest) plus the fair market value of our common shares received (treating a fractional share as issued and received for this purpose and excluding any such common shares that are attributable to accrued and unpaid interest) upon conversion over (B) the U.S. Holder’s tax basis in the converted note, and (ii) the amount of cash received upon conversion (other than any cash received in lieu of a fractional share and any cash received attributable to accrued and unpaid interest). The gain recognized by a U.S. Holder upon conversion of a note will be long-term capital gain if the holder held the note for more than one year, or short-term capital gain if the holder held the note for one year or less, at the time of the conversion. The U.S. Holder’s tax basis in the common shares received (including any fractional share for which cash is paid, but excluding shares attributable to accrued and unpaid interest) generally would equal the tax basis of the converted note, decreased by the amount of cash received (other than cash in lieu of a fractional share and any cash attributable to accrued and unpaid interest), and increased by the amount of gain (if any) recognized upon conversion (other than any gain recognized as a result of cash received in lieu of a fractional share). The U.S. Holder’s holding period in the common shares (other than shares attributable to accrued and unpaid interest) would include the holding period in the converted note. With respect to cash received in lieu of a fractional share, a U.S. Holder would be treated as if the fractional share were issued and received and then immediately redeemed for cash. Accordingly, the U.S. Holder generally would recognize gain or loss equal to the difference between the cash received and that portion of the holder’s tax basis in the common shares (determined as discussed above) attributable to the fractional share. Any cash and the value of any portion of our common shares that is attributable to accrued and unpaid interest on the notes not yet included in income by a U.S. Holder would be taxed as ordinary income. The basis in any common shares attributable to accrued and unpaid interest would equal the fair market value of such shares when received. The holding period in any common shares attributable to accrued and unpaid interest would begin on the day after the date of conversion.

We plan on taking the position for tax reporting and other purposes that the approach first described above is the proper approach for U.S. federal income tax purposes.

U.S. Holders are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences of converting their notes into cash or a combination of cash and our common shares.

Adjustments to Conversion Rate. The conversion rate is subject to adjustment under specified circumstances. Under Section 305 of the Code and the applicable Treasury regulations, a holder of notes could, in certain circumstances, be deemed to have received a distribution with respect to our common shares if and to the extent that the conversion rate is adjusted, resulting in ordinary income to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the debt instruments will generally not be deemed to result in a constructive distribution with respect to our common shares. Certain of the possible adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to our shareholders) do not qualify as being made pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, we intend to take the position that you will be deemed to have received constructive distributions from us, even though you have not received any cash or property as a result of such adjustments. The tax consequences of the receipt of a distribution from us are described below under “— Taxation of Taxable U.S. Holders” and “— Taxation of Tax-Exempt Entities.”

Non-U.S. Holders of the Notes

The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a general summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the notes.

Discount and Interest. A Non-U.S. Holder holding the notes on its own behalf generally will be exempt from U.S. federal income and withholding taxes on payments of interest (including accrued OID) on a note so long as such payments are not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, unless, in the case of interest payments, such Non-U.S. Holder actually or constructively owns 10% or more of the combined voting power of our voting stock, within the meaning of Section 871(h)(3) of the Code, or is a controlled foreign corporation with respect to which we are a “related person”, within the meaning of Code Section 864(d)(4) or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business. In order for a Non-U.S. Holder that is an individual or corporation (or entity treated as such for U.S. federal income tax purposes) to qualify for the exemption from taxation on noncontingent interest, the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement (generally made on IRS Form W-8BEN) from the individual or corporation that: (i) is signed under penalties of perjury by the beneficial owner of the note, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the beneficial owner’s name and address. Certain securities clearing organizations and other entities that are not beneficial owners, may provide a signed statement accompanied by a copy of the beneficial owner’s IRS Form W-8BEN to the withholding agent. An IRS Form W-8BEN is generally effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances renders any information on the form incorrect. Notwithstanding the preceding sentence, an IRS Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner. The beneficial owner must inform the withholding agent within 30 days of such change and furnish a new IRS Form W-8BEN. A Non-U.S. Holder that is not an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.

To the extent that interest income with respect to a note is not exempt from U.S. withholding tax as described above, a Non-U.S. Holder may still be able to eliminate or reduce such taxes under an applicable income tax treaty.

Disposition of the Notes. Any gain realized on the sale, redemption, repurchase, conversion (including a conversion of a note for cash and any of our common shares), or other taxable disposition of a note by a Non-U.S. Holder (except to the extent such amount is attributable to accrued but unpaid discount or interest if such discount or interest is not exempt for a reason stated above), will be exempt from U.S. federal income and withholding taxes so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, (ii) in the case of a foreign individual, such Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year, and (iii) the notes do not constitute “U.S. real property interests” within the meaning of the Foreign Investment in Real Property Tax Act (“FIRPTA”).

The notes will not constitute a U.S. real property interest for purposes of FIRPTA if we are a domestically-controlled REIT. We will be a domestically-controlled REIT if at all times during a specified testing period, we qualify as a REIT and less than 50% in value of our stock is held directly or indirectly by non-U.S. persons. We believe that currently we are a domestically-controlled REIT and, therefore that the disposition of the notes would not be subject to taxation under FIRPTA. Because our common stock is publicly traded, however, we cannot guarantee that we are or will continue to be a domestically-controlled REIT. Even if we do not qualify as a domestically-controlled REIT at the time a non-U.S. holder disposes of the notes, gain arising from such disposition still would not be subject to FIRPTA tax if any class of our interests is considered regularly traded under applicable Treasury regulations on an established securities market, such as the New York Stock Exchange, and either (1) if the Notes are not regularly traded, on the date the notes were acquired by the non-U.S. holder, the non-U.S. holder did not own, actually or constructively, notes with a fair market value greater than the fair market value on that date of 5% of our outstanding common stock or (2) if the Notes are regularly traded, the non-U.S. holder did not own, actually or constructively, more than 5% of the total fair market value of the notes throughout the shorter of the period during which the non-U.S. holder held the notes being sold or the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of notes were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. shareholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals. In that case, withholding tax would apply and any withholding tax withheld pursuant to the rules applicable to dispositions of a U.S. real property interest would be creditable against such non-U.S. holder’s U.S. federal income tax liability.

Adjustments to Conversion Rate. The conversion rate is subject to adjustment in certain circumstances. Any such adjustment could, in certain circumstances, give rise to a deemed distribution to Non-U.S. Holders of the notes. See “— U.S. Holders of the Notes — Adjustments to Conversion Rate,” above. In such case, the deemed distribution would be subject to the rules described under “—U.S. Taxation of Non-U.S. Holders” below.

In the case of a deemed distribution, and because such deemed distribution will not give rise to any cash from which any applicable U.S. federal withholding tax can be satisfied, the indenture provides that we may set off any withholding tax that we are required to collect with respect to any such deemed distribution or payment against cash payments of interest or from cash or shares of our common shares otherwise deliverable to a holder upon a conversion of notes or a redemption or repurchase of a note. Until such time as judicial, legislative, or regulatory guidance becomes available that would, in the reasonable determination of the Company, permit us to treat such deemed distributions as other than deemed dividend distributions treated as ordinary income, we in general intend to withhold on such distributions at a 30% rate or whatever treaty rate is applicable to ordinary income dividends from REITs, to the extent such dividends are made out of our current or accumulated earnings and profits.

Interest or Gain Effectively Connected with Conduct of U.S. Trade or Business. Except to the extent that an applicable income tax treaty otherwise provides, a Non-U.S. Holder whose gain or interest (including discount) income with respect to a note is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, although exempt from the withholding tax previously discussed if the holder furnishes an IRS Form W-8ECI, will generally be subject to U.S. federal income tax on the gain or interest income at regular U.S. federal income tax rates, as if the holder were a U.S. person. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “dividend equivalent amount,” as such term is defined in the Code, for the taxable year, subject to adjustment, unless it qualifies for a lower rate or an exemption under an applicable tax treaty.

Information Reporting and Backup Withholding Tax Applicable to Holders of the Notes

U.S. Holders. In general, backup withholding at the applicable rate will apply to payments on a note (including stated interest payments and payments of the proceeds from the sale, redemption, repurchase, conversion or other disposition of a note) to a U.S. Holder, unless the holder of the note (i) is a corporation or comes within certain exempt categories and, when required, demonstrates that fact or (ii) provides a correct taxpayer identification number, certifies as to its exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Certain penalties may be imposed by the IRS on a holder that is required to supply information but does not do so in the proper manner. Information returns, to the extent required by applicable law, will be filed with the IRS in connection with payments on the notes.

Non-U.S. Holders. Information reporting requirements and backup withholding generally will not apply to payments on a note to a Non-U.S. Holder if the statement described above under “— Non-U.S. Holders of the Notes” is duly provided by such Holder, provided that the withholding agent does not have actual knowledge that the Holder is a U.S. person. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury regulations), unless such broker (i) is a U.S. person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation within the meaning of the Code or (iv) is a U.S. branch of a foreign bank or a foreign insurance company. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the U.S. office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the note provides the statement described above under “— Non-U.S. Holders of the Notes” or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder of a note under the backup withholding rules will be refunded or credited against the non-U.S. Holder’s federal income tax liability if certain required information is furnished to the IRS. Non-U.S. Holders should consult their tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Taxation of the Company as a REIT

We have elected to be treated as a REIT under Sections 856 through 860 of the Code for federal income tax purposes commencing with our taxable year ended December 31, 1985. We believe that we have been organized and have operated in a manner that qualifies for taxation as a REIT under the Code. We also believe that we will continue to operate in a manner that will preserve our status as a REIT. We cannot however, assure you that such requirements will be met in the future.

We have received an opinion from Locke Liddell & Sapp LLP, our legal counsel, to the effect that we qualified as a REIT under the Code commencing with our taxable year ended December 31, 1985, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code and that our proposed manner of operation will enable us to continue to satisfy the requirements for qualification as a REIT under the Code for the calendar year 2006, and thereafter, based upon the representations made by us in a factual representation letter. However, you should be aware that opinions of counsel are not binding on the IRS or on the courts, and, if the IRS were to challenge these conclusions, no assurance can be given that these conclusions would be sustained in court. The opinion of Locke Liddell & Sapp LLP is based on various assumptions as well as on certain representations made by us as to factual matters. The rules governing REITs are highly technical and require ongoing compliance with a variety of tests that depend, among other things, on future operating results, asset diversification, distribution levels and diversity of share ownership.

Locke Liddell & Sapp LLP will not monitor our compliance with these requirements. While we expect to satisfy these tests, and will use our best efforts to do so, no assurance can be given that we will qualify as a REIT for any particular year, or that the applicable law will not change and adversely affect us and our shareholders. See “— Failure to Qualify as a REIT.” The following is a summary of the material federal income tax considerations affecting us as a REIT and the holders of our securities. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and regulations.

REIT Qualification

We must be organized as an entity that would, if we do not maintain our REIT status, be taxable as a regular corporation. We cannot be a financial institution or an insurance company. We must be managed by one or more trust managers. Our taxable year must be the calendar year. Our beneficial ownership must be evidenced by transferable shares. Our capital shares must be held by at least 100 persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months. Not more than 50% of the value of the shares of our capital shares may be held, directly or indirectly, applying the applicable constructive ownership rules of the Code, by five or fewer individuals at any time during the last half of each of our taxable years. We must also meet certain other tests, described below, regarding the nature of our income and assets and the amount of our distributions.

Our outstanding common shares are owned by a sufficient number of investors and in appropriate proportions to permit us to satisfy these share ownership requirements. To protect against violations of these share ownership requirements, our declaration of trust provides that no person is permitted to own, applying constructive ownership tests set forth in the Code, more than 9.8% of our outstanding capital shares, unless the trust managers (including a majority of the independent trust managers) are provided evidence satisfactory to them in their sole discretion that our qualification as a REIT will not be jeopardized. In addition, our declaration of trust contains restrictions on transfers of capital shares, as well as provisions that automatically convert common shares into excess securities to the extent that the ownership otherwise might jeopardize our REIT status. These restrictions, however may not ensure that we will, in all cases, be able to satisfy the share ownership requirements. If we fail to satisfy these share ownership requirements, except as provided below, our status as a REIT will terminate. However, if we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the 50% requirement described above, we will be treated as having met this requirement. See “—Failure to Qualify as a REIT.” We may also qualify for relief under certain other provisions. See the section below entitled “—Relief from Certain Failures of the REIT Qualification Requirements.”

To monitor our compliance with the share ownership requirements, we are required to and we do maintain records disclosing the actual ownership of our common shares. To do so, we will demand written statements each year from the record holders of certain percentages of shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the REIT dividends). A list of those persons failing or refusing to comply with this demand will be maintained as part of our records.

Shareholders who fail or refuse to comply with the demand must submit a statement with their tax returns disclosing the actual ownership of the shares and certain other information.

We currently satisfy, and expect to continue to satisfy, each of these requirements discussed above. We also currently satisfy, and expect to continue to satisfy, the requirements that are separately described below concerning the nature and amounts of our income and assets and the levels of required annual distributions.

Sources of Gross Income. In order to qualify as a REIT for a particular year, we also must meet two tests governing the sources of our income - a 75% gross income test and a 95% gross income test. These tests are designed to ensure that a REIT derives its income principally from passive real estate investments.

The Code allows a REIT to own and operate properties through wholly-owned subsidiaries which are “qualified REIT subsidiaries.” The Code provides that a qualified REIT subsidiary is not treated as a separate corporation, and all of its assets, liabilities and items of income, deduction and credit are treated as assets, liabilities and items of income, deduction and credit of the REIT.

In the case of a REIT which is a partner in a partnership or any other entity such as a limited liability company that is treated as a partnership for federal income tax purposes, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership. Also, the REIT will be deemed to be entitled to its proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of any partnership in which we own an interest are treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the income and asset tests described below.

75% Gross Income Test. At least 75% of a REIT’s gross income for each taxable year must be derived from specified classes of income that principally are real estate related. The permitted categories of principal importance to us are:

•	rents from real property;

•	interest on loans secured by real property;

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gains from the sale of real property or loans secured by real property (excluding gain from the sale of property held primarily for sale to customers in the ordinary course of our business, referred to below as “dealer property”);

•	income from the operation and gain from the sale of property acquired in connection with the foreclosure of a mortgage securing that property (“foreclosure property”);

•	distributions on, or gain from the sale of, shares of other qualifying REITs;

•	abatements and refunds of real property taxes;

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amounts received as consideration for entering into agreements to make loans secured by real property or to purchase or lease real property; and “qualified temporary investment income” (described below).

In evaluating our compliance with the 75% gross income test, as well as the 95% gross income test described below, gross income does not include gross income from “prohibited transactions.” In general, a prohibited transaction is one involving a sale of dealer property, not including foreclosure property and not including certain dealer property we have held for at least four years.

We expect that substantially all of our operating gross income will be considered rent from real property and interest income. Rent from real property is qualifying income for purposes of the gross income tests only if certain conditions are satisfied. Rent from real property includes charges for services customarily rendered to tenants, and rent attributable to personal property leased together with the real property so long as the personal property rent is not more than 15% of the total rent received or accrued under the lease for the taxable year. We do not expect to earn material amounts from such services or from personal property.

Rent from real property generally does not include rent based on the income or profits derived from the property. However, rent based on a percentage of gross receipts or sales is permitted as rent from real property and we will have leases where rent is based on a percentage of gross receipts or sales. We do not intend to lease property and receive rentals based on the tenant’s income or profit. Also excluded from “rents from real property” is rent received from a person or corporation in which we (or any of our 10% or greater owners) directly or indirectly through the constructive ownership rules contained in Section 318 and Section 856(d)(5) of the Code, own a 10% or greater interest.

A third exclusion from qualifying rent income covers amounts received with respect to real property if we furnish services to the tenants or manage or operate the property, other than through an “independent contractor” from whom we do not derive any income or through a “taxable REIT subsidiary.” A taxable REIT subsidiary is a corporation in which a REIT owns stock, directly or indirectly, and with respect to which the corporation and the REIT have made a joint election to treat the corporation as a taxable REIT subsidiary. The obligation to operate through an independent contractor or a taxable REIT subsidiary generally does not apply, however, if the services we provide are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered rendered primarily for the convenience of the tenant (applying standards that govern in evaluating whether rent from real property would be unrelated business taxable income when received by a tax-exempt owner of the property). Further, if the gross income from non-customary services with respect to a property, valued at no less than 150% of our direct cost of performing such services, is 1% or less of the total income derived from the property, then the provision of such non-customary services shall not prohibit the rental income (except the non-customary service income) from qualifying as “rents from real property.”

We believe that the only material services generally to be provided to tenants will be those usually or customarily rendered in connection with the rental of space for occupancy only. We do not intend to provide services that might be considered rendered primarily for the convenience of the tenants, such as hotel, health care or extensive recreational or social services.

Consequently, we believe that substantially all of our rental income will be qualifying income under the gross income tests, and that our provision of services will not cause the rental income to fail to be included under that test.

Upon the ultimate sale of our properties, any gains realized also are expected to constitute qualifying income, as gain from the sale of real property (not involving a prohibited transaction).

95% Gross Income Test. In addition to earning 75% of our gross income from the sources listed above, 95% of our gross income for each taxable year must come either from those sources, or from dividends, interest or gains from the sale or other disposition of stock or other securities that do not constitute dealer property. This test permits a REIT to earn a significant portion of its income from traditional “passive” investment sources that are not necessarily real estate related. The term “interest” (under both the 75% and 95% tests) does not include amounts that are based on the income or profits of any person, unless the computation is based only on a fixed percentage of receipts or sales.

Failing the 75% or 95% Tests; Reasonable Cause. As a result of the 75% and 95% tests, REITs generally are not permitted to earn more than 5% of their gross income from active sources, including brokerage commissions or other fees for services rendered. We may receive certain types of that income. This type of income will not qualify for the 75% test or 95% test but is not expected to be significant and that income, together with other nonqualifying income, is expected to be at all times less than 5% of our annual gross income. While we do not anticipate that we will earn substantial amounts of nonqualifying income, if nonqualifying income exceeds 5% of our gross income, we could lose our status as a REIT. We may establish taxable REIT subsidiaries to hold assets generating non-qualifying income. The gross income generated by these subsidiaries would not be included in our gross income. However, dividends we receive from these subsidiaries would be included in our gross income and qualify for the 95% income test.

If we fail to meet either the 75% or 95% income tests during a taxable year, we may still qualify as a REIT for that year if, following the identification of such failure, (1) we file a description of each item of our gross income in accordance with regulations prescribed by Treasury, and (2) the failure to meet the tests is due to reasonable cause and not to willful neglect. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive causes us to exceed the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed below, even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our non-qualifying income equal to the product of (i) the greater of the amount by which we fail either the 75% or 95% income tests for that year and (ii) a fraction intended to reflect our profitability. See “—Taxation as a REIT,” below.

Prohibited Transaction Income. Any gain that we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including our share of any such gain realized by any subsidiary partnerships), will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our and our subsidiary partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning properties, and to make occasional sales of the properties as are consistent with their investment objectives. The IRS may contend, however, that one or more of these sales is subject to the 100% penalty tax.

Character of Assets Owned. At the close of each calendar quarter of our taxable year, we also must meet three tests concerning the nature of our investments. First, at least 75% of the value of our total assets generally must consist of real estate assets, cash, cash items (including receivables) and government securities. For this purpose, “real estate assets” include interests in real property, interests in loans secured by mortgages on real property or by certain interests in real property, shares in other REITs and certain options, but excluding mineral, oil or gas royalty interests. The temporary investment of new capital in stock or debt instruments also qualifies under this 75% asset test, but only for the one-year period beginning on the date we receive the new capital.

Second, although the balance of our assets generally may be invested without restriction, we will not be permitted to own (1) securities of any one non-governmental issuer (other than a taxable REIT subsidiary) that represent more than 5% of the value of our total assets, (2) securities possessing more than 10% of the voting power of the outstanding securities of any single issuer or (3) securities having a value of more than 10% of the total value of the outstanding securities of any one issuer. A REIT, however, may own 100% of the stock of a qualified REIT subsidiary, in which case the assets, liabilities and items of income, deduction and credit of the subsidiary are treated as those of the REIT. A REIT may also own more than 10% of the voting power or value of a taxable REIT subsidiary. Third, securities of a single taxable REIT subsidiary may represent more than 5% of the value of the total assets but not more than 20% of the value of a REIT’s total assets may be represented by securities of one or more taxable REIT subsidiaries. In evaluating a REIT’s assets, if the REIT invests in a partnership, it is deemed to own its proportionate share of the assets of the partnership.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We intend to take such action within the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure noncompliance with the asset tests within this time period, we could cease to qualify as a REIT.

If we fail to satisfy one or more of the asset tests for any quarter of a taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. Those relief provisions generally will be available (i) for failures of the 5% asset test and the 10% asset tests if the failure is due to the ownership of assets that do not exceed the lesser of 1% of our total assets or $10 million, and the failure is corrected within 6 months following the quarter in which it was discovered or (ii) for the failure of any asset test (including the failure to satisfy the 5% asset test or the 10% asset tests where the failure is due to ownership of assets that exceed the amount in (i) above) if the failure is due to reasonable cause and not due to willful neglect, we file a schedule with a description of each asset causing the failure in accordance with regulations prescribed by the Treasury, the failure is corrected within 6 months following the quarter in which it was discovered, and we pay a tax consisting of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset test. We may not qualify for the relief provisions in all circumstances.

Annual Distributions to Shareholders. To maintain our REIT status, we generally must distribute as a dividend to our shareholders in each taxable year at least 90% of our net ordinary income. Capital gain is not required to be distributed. More precisely, we must distribute an amount equal to (1) 90% of the sum of (a) our “REIT Taxable Income” before deduction of dividends paid and excluding any net capital gain and (b) any net income from foreclosure property less the tax on such income, minus (2) certain limited categories of “excess noncash income,” including income attributable to leveled stepped rents, cancellation of indebtedness and original issue discount income. REIT Taxable Income is defined to be the taxable income of the REIT, computed as if it were an ordinary corporation, with certain modifications. For example, the deduction for dividends paid is allowed, but neither net income from foreclosure property, nor net income from prohibited transactions, is included. In addition, the REIT may carry over, but not carry back, a net operating loss for 20 years following the year in which it was incurred.

A REIT may satisfy the 90% distribution test with dividends paid during the taxable year and with certain dividends paid after the end of the taxable year.

Dividends paid in January that were declared during the last calendar quarter of the prior year and were payable to shareholders of record on a date during the last calendar quarter of that prior year are treated as paid on December 31 of the prior year. Other dividends declared before the due date of our tax return for the taxable year, including extensions, also will be treated as paid in the prior year if they are paid (1) within 12 months of the end of that taxable year and (2) no later than our next regular distribution payment. Dividends that are paid after the close of a taxable year that do not qualify under the rule governing payments made in January (described above) will be taxable to the shareholders in the year paid, even though we may take them into account for a prior year. A nondeductible excise tax equal to 4% will be imposed for each calendar year to the extent that dividends declared and distributed or deemed distributed on or before December 31 are less than the sum of (a) 85% of our “ordinary income” plus (b) 95% of our capital gain net income plus (c) any undistributed income from prior periods.

To be entitled to a dividends paid deduction, the amount distributed by a REIT must not be preferential. For example, every shareholder of the class of shares to which a distribution is made must be treated the same as every other shareholder of that class, and no class of shares may be treated otherwise than in accordance with its dividend rights as a class.

We will be taxed at regular corporate rates to the extent that we retain any portion of our taxable income. For example, if we distribute only the required 90% of our taxable income, we would be taxed on the retained 10%. Under certain circumstances we may not have sufficient cash or other liquid assets to meet the distribution requirement. This could arise because of competing demands for our funds, or due to timing differences between tax reporting and cash receipts and disbursements (i.e., income may have to be reported before cash is received, or expenses may have to be paid before a deduction is allowed).

Although we do not anticipate any difficulty in meeting this requirement, no assurance can be given that necessary funds will be available. In the event these circumstances do occur, then in order to meet the 90% distribution requirement, we may have to arrange for short-term, or possibly long-term, borrowings to permit the payment of required dividends.

If we fail to meet the 90% distribution requirement because of an adjustment to our taxable income by the IRS, we may be able to cure the failure retroactively by paying a “deficiency dividend,” as well as applicable interest and penalties, within a specified period.

Taxation As a REIT

As a REIT, we generally will not be subject to corporate income tax to the extent we currently distribute our REIT taxable income to our shareholders. This treatment effectively eliminates the “double taxation” imposed on investments in most corporations. Double taxation refers to taxation that occurs once at the corporate level when income is earned and once again at the shareholder level when such income is distributed. We generally will be taxed only on the portion of our taxable income that we retain, which will include any undistributed net capital gain, because we will be entitled to a deduction for dividends paid to shareholders during the taxable year. A dividends paid deduction is not available for dividends that are considered preferential within any given class of shares or as between classes except to the extent that class is entitled to a preference. We do not anticipate that we will pay any of those preferential dividends. Because excess shares will represent a separate class of outstanding shares, the fact that those shares will not be entitled to dividends should not adversely affect our ability to deduct our dividend payments.

Even as a REIT, we will be subject to tax in certain circumstances as follows:

•	we would be subject to tax on any income or gain from foreclosure property at the highest corporate rate (currently 35%);

•	a confiscatory tax of 100% applies to any net income from prohibited transactions;

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if we fail to meet either the 75% or 95% source of income tests described above, but still qualify for REIT status under the reasonable cause exception to those tests, a tax would be imposed equal to the amount obtained by multiplying (a) the greater of the amount, if any, by which it failed either the 75% income test or the 95% income test, times (b) a fraction intended to reflect our profitability;

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if we fail the 5% asset test or either of the 10% asset tests (and do not qualify for a de minimis safe harbor) or fail to satisfy one or more of the other asset tests for any quarter of a taxable year, but nonetheless continue to qualify as a REIT because we qualify under certain relief provisions, we may be required to pay a tax of the greater of $50,000 or a tax computed at the highest corporate rate on the amount of net income generated by the assets causing the failure from the date of failure until the assets are disposed of or we otherwise return to compliance with the asset test;

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if we fail to satisfy one or more of the requirements for REIT qualification (other than the income tests or the rules providing relief from asset test failures, described above), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements;

•	we will be subject to the alternative minimum tax on items of tax preference, excluding items specifically allocable to our shareholders;

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if we should fail to distribute with respect to each calendar year at least the sum of (a) 85% of our REIT ordinary income for that year, (b) 95% of our REIT capital gain net income for that year, and (c) any undistributed taxable income from prior years, we would be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed;

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we also may be taxed at the highest regular corporate tax rate on any built-in gain attributable to assets that we acquire in certain tax-free corporate transactions, to the extent the gain is recognized during the first ten years after we acquire those assets. Built-in gain is the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the beginning of the ten-year recognition period; and

•	we will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

In addition, a tax is imposed on a REIT equal to 100% of redetermined rents, redetermined deductions and excess interest. Redetermined rents are generally rents from real property which would otherwise be reduced on distribution, apportionment or allocation to clearly reflect income as a result of services furnished or rendered by a taxable REIT subsidiary to tenants of the REIT. There are a number of exceptions with regard to redetermined rents, which are summarized below.

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Redetermined rents do not include de minimis payments received by the REIT with respect to non-customary services rendered to the tenants of a property owned by the REIT that do not exceed 1% of all amounts received by the REIT with respect to the property.

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The redetermined rent provisions do not apply with respect to any services rendered by a taxable REIT subsidiary to the tenants of the REIT, as long as the taxable REIT subsidiary renders a significant amount of similar services to persons other than the REIT and to tenants who are unrelated to the REIT or the taxable REIT subsidiary or the REIT tenants, and the charge for these services is substantially comparable to the charge for similar services rendered to such unrelated persons.

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The redetermined rent provisions do not apply to any services rendered by a taxable REIT subsidiary to a tenant of a REIT if the rents paid by tenants leasing at least 25% of the net leasable space in the REIT’s property who are not receiving such services are substantially comparable to the rents paid by tenants leasing comparable space who are receiving the services and the charge for the services is separately stated.

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The redetermined rent provisions do not apply to any services rendered by a taxable REIT subsidiary to tenants of a REIT if the gross income of the taxable REIT subsidiary from these services is at least 150% of the taxable REIT subsidiary’s direct cost of rendering the service.

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The Secretary of the Treasury has the power to waive the tax that would otherwise be imposed on redetermined rents if the REIT establishes to the satisfaction of the Secretary that rents charged to tenants were established on an arm’s length basis even though a taxable REIT subsidiary provided services to the tenants.

Redetermined deductions are deductions, other than redetermined rents, of a taxable REIT subsidiary if the amount of these deductions would be decreased on distribution, apportionment or allocation to clearly reflect income between the taxable REIT subsidiary and the REIT. Excess interest means any deductions for interest payments made by a taxable REIT subsidiary to the REIT to the extent that the interest payments exceed a commercially reasonable rate of interest.

Relief From Certain Failures of the REIT Qualification Provisions

If we fail to satisfy one or more of the requirements for REIT qualification (other than the income tests or the rules providing relief from asset test failures, described above), we nevertheless may avoid termination of our REIT election in such year if the failure is due to reasonable cause and not due to willful neglect and we pay a penalty of $50,000 for each failure to satisfy the REIT qualification requirements. We may not qualify for this relief provision in all circumstances.

Failure To Qualify As a REIT

For any taxable year in which we fail to qualify as a REIT and certain relief provisions do not apply, we would be taxed at regular corporate rates, including alternative minimum tax rates on all of our taxable income.

Distributions to our shareholders would not be deductible in computing that taxable income, and distributions would no longer be required to be made. Any corporate level taxes generally would reduce the amount of cash available for distribution to our shareholders and, because the shareholders would continue to be taxed on the distributions they receive, the net after tax yield to the shareholders from their investment likely would be reduced substantially. As a result, failure to qualify as a REIT during any taxable year could have a material adverse effect on an investment in our common shares. If we lose our REIT status, unless certain relief provisions apply, we would not be eligible to elect REIT status again until the fifth taxable year which begins after the taxable year during which our election was terminated. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Taxation of Taxable U.S. Holders

Except as discussed below, distributions generally will be taxable to taxable U.S. Holders as ordinary income to the extent of our current or accumulated earnings and profits. We may generate cash in excess of our net earnings. If we distribute cash to shareholders in excess of our current and accumulated earnings and profits (other than as a capital gain dividend), the excess cash will be deemed to be a return of capital to each shareholder to the extent of the adjusted tax basis of the shareholder’s shares. Distributions in excess of the adjusted tax basis will be treated as gain from the sale or exchange of the shares. A shareholder who has received a distribution in excess of our current and our accumulated earnings and profits may, upon the sale of the shares, realize a higher taxable gain or a smaller loss because the basis of the shares as reduced will be used for purposes of computing the amount of the gain or loss. Distributions we make, whether characterized as ordinary income or as capital gains, are not eligible for the dividends received deduction for corporations. For purposes of determining whether distributions to holders of common shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to the outstanding preferred shares, if any, and then to the common shares.

Dividends we declare in October, November or December of any year and payable to a shareholder of record on a specified date in any of these months shall be treated as both paid by us and received by the shareholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.

Distributions that we properly designate as capital gain dividends will be taxable to taxable U.S. shareholders as gains from the sale or disposition of a capital asset to the extent that they do not exceed our actual net capital gain for the taxable year. Depending on the period of time the tax characteristics of the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. shareholders at a 15% or 25% rate. U.S. shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election, we would pay tax on our retained net long-term capital gains. In addition, to the extent we designate, a U.S. shareholder generally would:

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include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls;

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. shareholder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

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increase the adjusted basis of its common shares by the difference between the amount of includable gains and the tax deemed to have been paid by it; and, in the case of a U.S. Holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be prescribed by the IRS.

Distributions we make and gain arising from the sale or exchange by a U.S. Holder of our shares will not be treated as income from a passive activity, within the meaning of Section 469 of the Code, since income from a passive activity generally does not include dividends and gain attributable to the disposition of property that produces dividends. As a result, U.S. Holders subject to the passive activity rules will generally be unable to apply any “passive losses” against this income or gain.

Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our shares, however, will be treated as investment income if a shareholder so elects, in which case the capital gain is taxed at ordinary income rates.

Generally, gain or loss realized by a shareholder upon the sale of shares will be reportable as capital gain or loss. If a shareholder receives a long-term capital gain dividend from us and has held the shares for six months or less, any loss incurred on the sale or exchange of the shares is treated as a long-term capital loss to the extent of the corresponding long-term capital gain dividend received. All or a portion of any loss a taxable U.S. Holder realizes upon a taxable disposition of shares may be disallowed if the taxable U.S. Holder purchases substantially identical shares within the 61 day period beginning 30 days before and ending 30 days after the disposition.

In any year in which we fail to qualify as a REIT, the shareholders generally will continue to be treated in the same fashion described above, except that none of our dividends will be eligible for treatment as capital gains dividends, corporate shareholders will qualify for the dividends received deduction and the shareholders will not be required to report any share of our tax preference items. Also, dividend distributions would be “qualified dividend income,” which in the hands of individual shareholders is taxable at the long term capital gain rates for individuals.

The tax rate on both dividends and long-term capital gains for most non-corporate taxpayers is 15% until 2010. This reduced maximum tax rate generally does not apply to ordinary REIT dividends, which continue to be subject to tax at the higher tax rates applicable to ordinary income (a maximum rate of 35%). The 15% maximum tax rate, however, does apply to (1) long-term capital gains recognized on the disposition of REIT shares; (2) REIT capital gain distributions (except to the extent attributable to real estate depreciation, in which case such distributions continue to be subject to a 25% tax rate), (3) REIT dividends attributable to dividends received by the REIT from non-REIT corporations, such as taxable REIT subsidiaries, and (4) REIT dividends attributable to income that was subject to corporate income tax at the REIT level (e.g., when the REIT distributes taxable income that had been retained and taxed at the REIT level in the prior taxable year).

Backup Withholding

We will report to our shareholders and the IRS the amount of dividends paid during each calendar year and the amount of tax withheld, if any. If a shareholder is subject to backup withholding, we will be required to deduct and withhold a tax from any dividends payable to that shareholder. These rules may apply (1) when a shareholder fails to supply a correct taxpayer identification number, (2) when the IRS notifies us that the shareholder is subject to the rules or has furnished an incorrect taxpayer identification number, or (3) in the case of corporations or others within certain exempt categories, when they fail to demonstrate that fact when required. A shareholder that does not provide a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount withheld as backup withholding may be credited against the shareholder’s federal income tax liability. We also may be required to withhold a portion of capital gain distributions made to shareholders who fail to certify their non-foreign status.

Taxation of Tax-Exempt Entities

In general, a tax-exempt entity that is a shareholder will not be subject to tax on distributions or gain realized on the sale of shares. The IRS has confirmed that a REIT’s distributions to a tax exempt employees’ pension trust do not constitute unrelated business taxable income. A tax-exempt entity may be subject to unrelated business taxable income, however, to the extent that it has financed the acquisition of its shares with “acquisition indebtedness” within the meaning of the Code. In determining the number of shareholders a REIT has for purposes of the 5/50 rule described above under “—REIT Qualification,” generally, any shares held by tax-exempt employees’ pension and profit sharing trusts which qualify under Section 401(a) of the Code and are exempt from tax under Section 501(a) of the Code will be treated as held directly by its beneficiaries in proportion to their interests in the trust and will not be treated as held by the trust.

One of these trusts owning more than 10% of a REIT may be required to treat a percentage of dividends from the REIT as UBTI. The percentage is determined by dividing the REIT’s gross income (less direct expenses related thereto) derived from an unrelated trade or business for the year (determined as if the REIT were a qualified trust) by the gross income of the REIT for the year in which the dividends are paid. However, if this percentage is less than 5%, dividends are not treated as UBTI. These UBTI rules apply only if the REIT qualifies as a REIT because of the “look-thru” rule with respect to the 5/50 rule discussed above and if the trust is “predominantly held” by qualified trusts. A REIT is predominantly held by qualified trusts if at least one pension trust owns more than 25% of the value of the REIT or a group of pension trusts each owning more than 10% of the value of the REIT collectively own more than 50% of the value of the REIT. We do not currently meet either of these requirements.

For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our capital shares will constitute UBTI unless the organization is able to deduct an amount properly set aside or placed in reserve for certain purposes so as to offset the UBTI generated by the investment in our capital shares. These prospective investors should consult their own tax advisors concerning the “set aside” and reserve requirements.

Taxation of Non-U.S. Holders

The rules governing federal income taxation of Non-U.S. Holders are complex and no attempt will be made herein to provide more than a summary of such rules. Prospective Non-U.S. Holders should consult with their own tax advisors to determine the impact of federal, state and local income tax laws with regard to an investment in common shares, including any reporting requirements, as well as the tax treatment of such an investment under the laws of their home country.

Dividends that are not attributable to gain from any sales or exchanges we make of United States real property interests and which we do not designate as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Those dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the common shares is treated as effectively connected with the Non-U.S. Holder’s conduct of a United States trade or business, the Non-U.S. Holder generally will be subject to a tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to those dividends, and may also be subject to the 30% branch profits tax in the case of a shareholder that is a foreign corporation. For withholding tax purposes, we are required to withhold at a 30% rate on all distributions made out of our current and accumulated earnings and profits and thus we intend to withhold at such rate, or a reduced treaty rate if applicable, on the amount of any such distribution (other than distributions designated as capital gain dividends) made to a Non-U.S. Holder unless (1) the Non-U.S. Holder files on IRS Form W-8BEN claiming that a lower treaty rate applies or (2) the Non-U.S. Holder files an IRS Form W-8ECI claiming that the dividend is effectively connected income.

Under certain Treasury Regulations, we would not be required to withhold at the 30% rate on distributions we reasonably estimate to be in excess of our current and accumulated earnings and profits. Dividends in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder’s shares, but rather will reduce the adjusted basis of those shares. To the extent that those dividends exceed the adjusted basis of a Non-U.S. Holder’s shares, they will give rise to tax liability if the Non-U.S. Holder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described below. If it cannot be determined at the time a dividend is paid whether or not a dividend will be in excess of current and accumulated earnings and profits, the dividend will be subject to such withholding. We do not intend to make quarterly estimates of that portion of dividends that are in excess of earnings and profits, and, as a result, all dividends will be subject to such withholding. However, the Non-U.S. Holder may seek a refund of those amounts from the IRS.

For periods through the 2004 taxable year in which we qualified as a REIT, distributions that were attributable to gain from our sales or exchanges of United States real property interests were taxed to a Non-U.S. Holder under the provisions of FIRPTA. Under FIRPTA, those dividends were taxed to a Non-U.S. Holder as if the gain were effectively connected with a United States business. Non-U.S. Holders were thus taxed at the normal capital gain rates applicable to U.S. Holders subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Also, dividends subject to FIRPTA may have been subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Holder not entitled to treaty exemption. We were required by the Code and applicable Treasury Regulations to withhold 35% of any dividend that could be designated as a capital gain dividend. This amount was creditable against the Non-U.S. Holder’s FIRPTA tax liability.

Beginning in the 2005 taxable year, the above taxation under FIRPTA of distributions attributable to gains from our sales or exchanges of United States real property interests (or such gains that are retained and deemed to be distributed) will not apply, provided our common shares are “regularly traded” on an established securities market in the United States, and the Non-U.S. Holder does not own more than 5% of the common shares at any time during the one year period ending on the date of the distribution. Instead, such amounts will be taxable as a dividend of ordinary income not effectively connected to a U.S. trade or business, as described earlier. A Non-U.S. Holder owning more than 5% of our common shares could be subject to the prior rules.

Gain recognized by a Non-U.S. Holder upon a sale of shares generally will not be taxed under FIRPTA if we are a “domestically controlled REIT,” defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the shares was held directly or indirectly by foreign persons. It is currently anticipated that we will be a “domestically controlled REIT,” and therefore the sale of shares will not be subject to taxation under FIRPTA. Because the common shares will be publicly traded, however, no assurance can be given that we will remain a “domestically controlled REIT.” Gain not subject to FIRPTA will be taxable to a Non-U.S. Holder if (1) investment in the common shares is effectively connected with the Non-U.S. Holder’s United States trade or business, in which case the Non-U.S. Holder will be subject to the same treatment as U.S. shareholders with respect to that gain, and may also be subject to the 30% branch profits tax in the case of a corporate Non-U.S. Holder, or (2) the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% withholding tax on the individual’s capital gains. If we were not a domestically controlled REIT, whether or not a Non-U.S. Holder’s sale of shares would be subject to tax under FIRPTA would depend on whether or not the common shares were regularly traded on an established securities market (such as the NYSE) and on the size of selling Non-U.S. Holder’s interest in our capital shares. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to that gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals and the possible application of the 30% branch profits tax in the case of foreign corporations) and the purchaser of our common shares may be required to withhold 10% of the gross purchase price.

State And Local Taxes

We, and our noteholders and shareholders, may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. Consequently, our noteholders and shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our notes or shares.

SELLING SECURITYHOLDERS

We originally issued the notes in a private placement in August 2006 to Citigroup Global Markets Inc., J.P. Morgan Securities Inc., and Morgan Stanley & Co. Incorporated. The notes were subsequently resold by the initial purchasers to purchasers, including the selling securityholders listed below, in transactions exempt from registration pursuant to Rule 144A under the Securities Act. Selling securityholders may from time to time offer and sell the notes and the underlying common shares pursuant to this prospectus. When we refer to the “selling securityholders” in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and other who later hold any of the selling securityholders’ interests.

The following table contains information as of November 21, 2006 with respect to the selling securityholders and the principal amount of notes and the underlying common shares beneficially owned by each selling securityholder that may be offered using this prospectus. However, the number of common shares into which the notes are initially convertible is subject to adjustment as provided in “Description of the Notes - Conversion Rate Adjustments.”

Selling Securityholders Table

Name	Principal Amount of Notes Beneficially Owned That May Be Sold	Percentage of Notes Outstanding	Number of Common Shares That May Be Sold (1)	Percentage of Common Shares Outstanding (2)

1976 Distribution Trust FBO AR Lauder	$6,000	*	122.26	*
2000 Revocable Trust FBO AR - Lauder	5,000	*	101.89	*
ADI Alternative Investments	1,000,000	*	20,317.00	*
ADI Alternative Investments c/o Axis Pan	1,000,000	*	20,317.00	*
ADI Alternative Investments c/o Casam ADI CB Arbitrage	2,000,000	*	40,754.00	*
ADI Alternative Investments c/o Kallista Masterfund Limited	4,000,000	*	81,508.00	*
Advent Convertible Master Fund LP	8,539,000	1.49%	173,999.20	*
Altma Fund Sicav PLC in respect of Trinity Subfund	625,000	*	12,735.63	*
AM International E MAC 63, Ltd.	1,385,000	*	28,222.15	*
AM Master Fund I, LP	2,595,000	*	52,878.32	*
Aristeia Partners LP	3,300,000	*	67,244.10	*
Bancroft IAM Limited+	4,000,000	*	81,508.00	*
Bank of America Pension Plan	2,500,000	*	50,942.50	*
Beamtenversicherungskasse des Kanton Zurich+	5,000,000	*	101,885.00	*
Bernische Lehrerversicherungskasse+	1,300,000	*	26,490.10	*
Black Diamond Convertible Offshore LDC	2,500,000	*	50,942.50	*
Black Diamond Offshore Ltd.	1,037,000	*	21,130.95	*
CIBC World Mkts Corp#	2,500,000	*	50,942.50	*
Citigroup Global Markets Inc.#	6,971,000	1.21%	142,048.07	*
CQS Convertible and Quantitative Strategies Master Fund Limited	28,500,000	4.96%	580,744.50	*
DeepRock & Co	1,000,000	*	20,377.00	*
Double Black Diamond Offshore LDC	6,463,000	1.12%	131,696.55	*
Equity Overlay Fund, LLC	1,000,000	*	20,377.00	*
FFVA Mutual Insurance Company	54,000	*	1,100.36	*
Fore Convertible Master Fund, Ltd.+ (3)	13,807,000	2.40%	281,345.24	*
Fore ERISA Fund, Ltd. + (4)	1,193,000	*	24,309.76	*

Name	Principal Amount of Notes Beneficially Owned That May Be Sold	Percentage of Notes Outstanding	Number of Common Shares That May Be Sold (1)	Percentage of Common Shares Outstanding (2)

Gemini Sammelstiftung Zur For Der Ung Der Personalvorsorge+	550,000	*	11,207.35	*
Georgia Municipal Employee Benefit System	1,290,000	*	26,286.33	*
Hershey Foods Corporation Master Retirement Trust (5)	132,000	*	2,689.76	*
HFR Convertible Arbitrage	595,000	*	12,124.32	*
Independence Blue Cross	710,000	*	14,467.67	*
Jefferies Umbrella Fund Global Convertible Bond+	5,700,000	*	116,148.90	*
John Deere Pension Trust	1,000,000	*	20,377.00	*
John Hancock Funds II - Real Estate Equity Fund (6)	1,606,000	*	32,724.46	*
John Hancock Trust - Real Estate Equity Trust (7)	1,632,000	*	33,255.26	*
KBC Convertible MAC 28 Limited+	7,000,000	1.22%	142,639.00	*
KBC Diversified Fund, a Segregated Portfolio of KBC Diversified Fund, SPC+	14,000,000	2.43%	285,278.00	*
KBC Financial Products USA Inc.#	2,600,000	*	52,980.20	*
Lyxor/AM Investment Fund Ltd.	395,000	*	8,048.92	*
Lyxor Convertible Arbitrage Fund	336,000	*	6,846.67	*
Lyxor Quest Fund Ltd.	3,000,000	*	61,131.00	*
Magnetar Capital Master, Ltd.	10,000,000	1.74%	203,770.00	*
Merced Partners Limited Partnership	2,800,000	*	57,055.60	*
Pendragon (Convertibles) Fund Ltd.	28,670,000	4.99%	584,208.59	*
Pensionkasse Der Antalis AG+	80,000	*	1,630.16	*
Pensionkasse Der Lonza AG+	300,000	*	6,113.10	*
Pensionkasse Der Rockwell Automation AG+	160,000	*	3,260.32	*
Pensionkasse Huntsman+	160,000	*	3,260.32	*
Peoples Benefit Life Insurance Company Teamsters	11,500,000	2.00%	234,335.50	*
Police & Firemen of the City of Detroit	520,000	*	10,596.04	*
PV Promea+	350,000	*	7,131.95	*
Quest Global Convertible Master Fund Ltd.	1,000,000	*	20,377.00	*
Radcliffe SPC, Ltd for and on behalf of the Class A Convertible Crossover Segregated Portfolio	28,500,000	4.96%	580,744.50	*
RBC Capital Markets#	3,000,000	*	61,131.00	*
Redbourn Partners Ltd.	9,000,000	1.57%	183,393.00	*
Retail Clerks Pension Trust #2	1,000,000	*	20,377.00	*
Rhythm Fund, Ltd.+	14,000,000	2.43%	285,278.00	*
Satellite Convertible Arbitrage Masterfund LLC	7,000,000		142,639.00	*
St. Albans Partners Ltd.	2,000,000	*	40,754.00	*
Suttonbrook Capital Portfolio LP	40,000,000	6.96%	815,080.00	*
Tamarack International Ltd.	1,200,000	*	24,452.40	*
The Grable Foundation	80,000	*	1,630.16	*
T. Rowe Price Real Estate Fund, Inc. (8)	9,330,000	1.62%	190,117.41	*
Trustmark	335,000	*	6,826.30	*
UBS AG London F/B/O HFS+	10,000,000	1.74%	203,770.00	*
UBS Securities LLC# (9)	3,859,000	*	78,634.84	*
Universal Investment Gesellschaft MBH Ref Aventis+	5,000,000	*	101,885.00	*
Vicis Capital Master Fund	9,000,000	1.57%	183,393.00	*

Name	Principal Amount of Notes Beneficially Owned That May Be Sold	Percentage of Notes Outstanding	Number of Common Shares That May Be Sold (1)	Percentage of Common Shares Outstanding (2)

Waterstone Market Neutral Master Fund, Ltd.	9,386,000	1.63%	191,258.52	*
Waterstone Market Neutral MAC 51, Ltd.	5,614,000	*	114,396.48	*
Yield Strategies Fund I, L.P.	4,000,000	*	81,508.00	*
Zurich Institutional Funds, Wandelanleihen+	1,300,000	*	26,490.10	*
Unnamed holders of notes or future transferee, distributee, pledgee, donee, or successor of any such unnamed holder (10)(11)	213,030,000	37.05%	4,340,912.31	4.83%

* Less than 1%.
# Broker-Dealer
+ Affiliate of a broker-dealer

(1)
Assumes conversion of all of the holder’s notes at a conversion rate of 20.3770 of our common shares for each $1,000 principal amount of notes. However, this conversion rate is subject to adjustment as described under “Description of Notes — Conversion Rate Adjustments.” As a result, the amount of common shares issuable upon conversion of the notes may increase or decrease in the future.

(2)
Calculated based on Rule 13d-3(d)(i) of the Exchange Act using 85,606,469 common shares outstanding as of November 21, 2006. In calculating this amount, we treated as outstanding the number of common shares issuable upon conversion of all of that particular holder’s notes. However, we did not assume the conversion of any other holder’s notes.

(3)	As of August 8, 2006, Fore Convertible Master Fund had a short position in our common shares of 105,552.

(4)	As of August 8, 2006, Fore ERISA Fund, Ltd. had a short position in our common shares of 9,121.

(5)	As of October 18, 2006, Hershey Foods Corporation owned 10,300 of our common shares that are not subject to this Registration Statement.

(6)	As of October 18, 2006, John Hancock Funds II - Real Estate Equity Fund owned 98,200 of our common shares that are not subject to this Registration Statement.

(7)	As of October 18, 2006, John Hancock Trust - Real Estate Equity Trust owned 1,632,000 of our common shares that are not subject to this Registration Statement.

(8)	As of October 18, 2006, T. Rowe Price Real Estate Fund, Inc. owned 695,000 of our common shares that are not subject to this Registration Statement.

(9)	As of October 16, 2006, UBS Securities LLC owned 8,911 of our common shares and 834 of our 6.95% Series E Cumulative Redeemable Preferred Shares.

(10)	Information about other selling securityholders will be set forth in amendments to the registration statement of which this prospectus forms a part, or in prospectus supplements, if required.

(11)
Assumes that any other holders of notes, or any future transferees, pledgees, donees or successors of or from any such other holders of notes, do not beneficially own any common shares other than the common shares issuable upon conversion of the notes at the initial conversion rate.

Voting/Investment Control Table

Selling Securityholder	Natural person or persons with voting or dispositive power

1976 Distribution Trust FBO AR Lauder	Tracy Maitland
2000 Revocable Trust FBO AR - Lauder	Tracy Maitland
ADI Alternative Investments	Patrick Hobin
ADI Alternative Investments c/o Axis Pan	Patrick Hobin
ADI Alternative Investments c/o Casam ADI CB Arbitrage	Patrick Hobin
ADI Alternative Investments c/o Kallista Masterfund Limited	Patrick Hobin
Advent Convertible Master Fund LP	Tracy Maitland
Altma Fund Sicav PLC in respect of Trinity Subfund	AM Investment Partners serves as investment advisor. Mark Friedman and Adam Stern have voting authority.
AM International E MAC 63, Ltd.	AM Investment Partners serves as investment advisor. Mark Friedman and Adam Stern have voting authority.
AM Master Fund I, LP	AM Investment Partners serves as investment advisor. Mark Friedman and Adam Stern have voting authority.
Aristeia Partners LP	Aristeia Advisors LLC is the general partner of Aristeia Partners LP. Aristeia Advisors LLC is jointly owned by Kevin Toner, Robert H. Lynch Jr., Anthony Frascella and William R. Techar.
Bancroft IAM Limited	Silverback Asset Management is the asset manager, and Elloitt Bossen is the Principal and Chief Investment Officer of Silverback.
Bank of America Pension Plan	Alex Lach
Beamtenversicherungskasse des Kanton Zurich	Avtandil Gigineishvili
Bernische Lehrerversicherungskasse	Avtandil Gigineishvili
Black Diamond Convertible Offshore LDC	Clint D. Carlson
Black Diamond Offshore Ltd.	Clint D. Carlson
CIBC World Mkts Corp	Greg Edell
Citigroup Global Markets Inc.	Kevin Russell
CQS Convertible and Quantitative Strategies Master Fund Limited	Alan Smith, Blair Gauld, Dennis Hunter, Karla Bodden and Jim Rogers
DeepRock & Co	Alex Lach
Double Black Diamond Offshore LDC	Clint D. Carlson
Equity Overlay Fund, LLC	Alex Lach
FFVA Mutual Insurance Company	Tracy Maitland
Fore Convertible Master Fund, Ltd.	Harresh Paranjape
Fore ERISA Fund, Ltd.	Harresh Paranjape
Gemini Sammelstiftung Zur For Der Ung Der Personalvorsorge	Avtandil Gigineishvili
Georgia Municipal Employee Benefit System	Tracy Maitland

Selling Securityholder	Natural person or persons with voting or dispositive power

Hershey Foods Corporation Master Retirement Trust
No one individual at T. Rowe Price will be responsible for voting decisions and investment control over the purchased  Weingarten securities. T. Rowe Price Associates, Inc. is investment adviser to the  selling securityholder and has been delegated voting authority  over the Price Funds  and  the three other portfolios it manages as investment adviser. The T. Rowe Price Proxy Committee develops positions on all major corporate issues, creates guidelines, and oversees the voting process. The Proxy Committee, composed of portfolio managers, investment operations managers, and internal legal counsel, analyzes proxy policies based on whether they would adversely affect shareholders’ interests and make a company less attractive to own. Once the Proxy Committee establishes its recommendations, they are distributed to the firm’s portfolio managers as voting guidelines. For the registered investment companies  sponsored and managed by T. Rowe Price, the portfolio manager of each fund has ultimate responsibility for the voting decisions for proxies relating to voting securities held by the fund.  David M. Lee is the portfolio manager for the T. Rowe Price  Real Estate Fund, Inc. More information on T. Rowe Price’s proxy voting policies and procedures is available on our website (http://www.troweprice.com) and in the Price Funds’ Statement of Additional Information, which is filed with the SEC.

HFR Convertible Arbitrage	Tracy Maitland
Independence Blue Cross	Tracy Maitland
Jefferies Umbrella Fund Global Convertible Bond	Avtandil Gigineishvili
John Deere Pension Trust	Alex Lach
John Hancock Funds II - Real Estate Equity Fund
No one individual at T. Rowe Price will be responsible for voting decisions and investment control over the purchased  Weingarten securities. T. Rowe Price Associates, Inc. is investment adviser to the  selling securityholder and has been delegated voting authority  over the Price Funds  and  the three other portfolios it manages as investment adviser. The T. Rowe Price Proxy Committee develops positions on all major corporate issues, creates guidelines, and oversees the voting process. The Proxy Committee, composed of portfolio managers, investment operations managers, and internal legal counsel, analyzes proxy policies based on whether they would adversely affect shareholders’ interests and make a company less attractive to own. Once the Proxy Committee establishes its recommendations, they are distributed to the firm’s portfolio managers as

Selling Securityholder	Natural person or persons with voting or dispositive power

voting guidelines. For the registered investment companies  sponsored and managed by T. Rowe Price, the portfolio manager of each fund has ultimate responsibility for the voting decisions for proxies relating to voting securities held by the fund.  David M. Lee is the portfolio manager for the T. Rowe Price  Real Estate Fund, Inc. More information on T. Rowe Price’s proxy voting policies and procedures is available on our website (http://www.troweprice.com) and in the Price Funds’ Statement of Additional Information, which is filed with the SEC.

John Hancock Trust - Real Estate Equity Trust
No one individual at T. Rowe Price will be responsible for voting decisions and investment control over the purchased  Weingarten securities. T. Rowe Price Associates, Inc. is investment adviser to the  selling securityholder and has been delegated voting authority  over the Price Funds  and  the three other portfolios it manages as investment adviser. The T. Rowe Price Proxy Committee develops positions on all major corporate issues, creates guidelines, and oversees the voting process. The Proxy Committee, composed of portfolio managers, investment operations managers, and internal legal counsel, analyzes proxy policies based on whether they would adversely affect shareholders’ interests and make a company less attractive to own. Once the Proxy Committee establishes its recommendations, they are distributed to the firm’s portfolio managers as voting guidelines. For the registered investment companies  sponsored and managed by T. Rowe Price, the portfolio manager of each fund has ultimate responsibility for the voting decisions for proxies relating to voting securities held by the fund.  David M. Lee is the portfolio manager for the T. Rowe Price  Real Estate Fund, Inc. More information on T. Rowe Price’s proxy voting policies and procedures is available on our website (http://www.troweprice.com) and in the Price Funds’ Statement of Additional Information, which is filed with the SEC.

KBC Convertible MAC 28 Limited	Carlo Georg, Chief Investment Officer of KBC Alternative Investment Management Limited
KBC Diversified Fund, a Segregated Portfolio of KBC Diversified Fund, SPC	Carlo Georg, Chief Investment Officer of KBC Alternative Investment Management Limited
KBC Financial Products USA Inc.
The securities are under the total control of KBC Financial Products USA Inc.  KBC Financial Products USA Inc, is a direct wholly-owned subsidiary of KBC Financial Holdings, Inc., which in turn is a direct wholly-owned subsidiary of KBC Bank N.V., which in turn is a direct wholly-owned

Selling Securityholder	Natural person or persons with voting or dispositive power

subsidiary of KBC Group N.V., a publicly traded entity. Natural persons with voting or investment control are Alex Bezjian, Darren Carter, Jason Cuevas, Damir Delic, Luke Edwards, Dennis Fitzgerald, John Heffers, Thomas Korossy, Liming Kwan, Dan Lerner, Eric Needleman, David Ricciardi, Rupen Soultanian, Walter Staudenmaier, Mark Sullivan, Tim Vaughan, Vincenzo Vigliotti and Brandon Way.

Lyxor/AM Investment Fund Ltd.	AM Investment Partners serves as investment advisors. Mark Friedman and Adam Stern have voting authority.
Lyxor Convertible Arbitrage Fund	Tracy Maitland
Lyxor Quest Fund Ltd.	Frank Campana
Magnetar Capital Master, Ltd.
Magnetar Financial LLC is the investment advisor of Magnetar Capital Master Fund, Ltd ("Magnetar Master Fund") and consequently has voting control and investment discretion over securities held by Magnetar Master Fund. Magnetar Financial LLC disclaims beneficial ownership of the shares held by Magnetar Master Fund. Alec Litowitz has voting control over Supernova Management LLC, the general partner of Magnetar Capital Partners LP, the sole managing member of Magnetar Financial LLC. As a result, Mr. Litowitz may be considered the beneficial owner of any shares deemed to be beneficially owned by Magnetar Financial LLC. Mr. Litowitz disclaims beneficial ownership of these shares.

Merced Partners Limited Partnership
John D. Brandenborg, Stuart Brown, Jeff Deeb, Diana Denhardt, Erik W. Dieterle, David A. Ericson, Benjamin Fisher, Michael J. Frey, Becky Fruechte, Andrew Kabala, Robert Kerr, Moya Mulqueen, James Musel, Brian L. Naas, Kent Rowett, Lucas J. Schaan, Vince Vertin, Hendrik Vroege and Eric J. Werwie

Pendragon (Convertibles) Fund Ltd.	John Pennells, with Pendragon Capital LLP acting as investment manager
Pensionkasse Der Antalis AG	Avtandil Gigineishvili
Pensionkasse Der Lonza AG	Avtandil Gigineishvili
Pensionkasse Der Rockwell Automation AG	Avtandil Gigineishvili
Pensionkasse Huntsman	Avtandil Gigineishvili
Peoples Benefit Life Insurance Company Teamsters	Alex Lach
Police & Firemen of the City of Detroit	Tracy Maitland
PV Promea	Avtandil Gigineishvili
Quest Global Convertible Master Fund Ltd.	Frank Campana
Radcliffe SPC, Ltd for and on behalf of the Class A Convertible Crossover Segregated Portfolio	Pursuant to an investment management agreement, RG Capital Management, L.P. ("RG Capital") serves as the investment manager of Radcliffe SPC, Ltd.'s Class A Convertible Crossover Segregated

Selling Securityholder	Natural person or persons with voting or dispositive power

Portfolio. RGC Management Company, LLC ("Management") is the general partner of RG Capital. Steve Katznelson and Gerald Stahlecker serve as the managing members of Management. Each of RG Capital, Management and Messrs. Katznelson and Stahlecker disclaims beneficial ownership of the securities owned by Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio.

RBC Capital Markets	Dan White
Redbourn Partners Ltd.	Alex Lach
Retail Clerks Pension Trust #2	Alex Lach
Rhythm Fund, Ltd.	Carlo Georg, Chief Investment Officer of KBC Alternative Investment Management Limited
Satellite Convertible Arbitrage Masterfund LLC
The discretionary investment manager of the selling security holder is Satellite Asset Mgmt, LP ("SAM"). The controlling entity of SAM is Satellite Fund Management, LLC ("SFM"). The managing members of SFM are Lief Rosenblatt, Mark Sonnino and Gabe Nechamkin.  SAM, SFM and each named individual disclaims beneficial ownership of the securities.

St. Albans Partners Ltd.	Alex Lach
Suttonbrook Capital Portfolio LP
SuttonBrook Capital Management LP is the investment manager of SuttonBrook Capital Portolio LP and John London and Steven M. Weinstein are the natural persons with control and voting power over SuttonBrook Capital Management LP.

Tamarack International Ltd.
John D. Brandenborg, Stuart Brown, Jeff Deeb, Diana Denhardt, Erik W. Dieterle, David A. Ericson, Benjamin Fisher, Michael J. Frey, Becky Fruechte, Andrew Kabala, Robert Kerr, Moya Mulqueen, James Musel, Brian L. Naas, Kent Rowett, Lucas J. Schaan, Vince Vertin, Hendrik Vroege and Eric J. Werwie

The Grable Foundation	Tracy Maitland
T. Rowe Price Real Estate Fund, Inc.
No one individual at T. Rowe Price will be responsible for voting decisions and investment control over the purchased  Weingarten securities. T. Rowe Price Associates, Inc. is investment adviser to the  selling securityholder and has been delegated voting authority  over the Price Funds  and  the three other portfolios it manages as investment adviser. The T. Rowe Price Proxy Committee develops positions on all major corporate issues, creates guidelines, and oversees the voting process. The Proxy Committee, composed of portfolio managers, investment operations managers, and internal legal counsel, analyzes proxy policies based on whether they would adversely affect

Selling Securityholder	Natural person or persons with voting or dispositive power

shareholders’ interests and make a company less attractive to own. Once the Proxy Committee establishes its recommendations, they are distributed to the firm’s portfolio managers as voting guidelines. For the registered investment companies  sponsored and managed by T. Rowe Price, the portfolio manager of each fund has ultimate responsibility for the voting decisions for proxies relating to voting securities held by the fund.  David M. Lee is the portfolio manager for the T. Rowe Price  Real Estate Fund, Inc. More information on T. Rowe Price’s proxy voting policies and procedures is available on our website (http://www.troweprice.com) and in the Price Funds’ Statement of Additional Information, which is filed with the SEC.

Trustmark	Tracy Maitland
UBS AG London F/B/O HFS	Pasquale Riccio
UBS Securities LLC	Roy Irwin
Universal Investment Gesellschaft MBH Ref Aventis	Avtandil Gigineishvili
Vicis Capital Master Fund	John Succo, Sky Lucas and Shad Stastney
Waterstone Market Neutral Master Fund, Ltd.	Martin Kalish, Shawn Bergerson
Waterstone Market Neutral MAC 51, Ltd.	Martin Kalish, Shawn Bergerson
Yield Strategies Fund I, L.P.	Alex Lach
Zurich Institutional Funds, Wandelanleihen	Avtandil Gigineishvili

We prepared the above tables based solely on the information supplied to us by the selling securityholders named in the tables.

The selling securityholders listed in the tables may sell, pledge, gift or otherwise transfer, in transactions exempt from the registration requirements of the Securities Act, some or all of their notes. If such an event occurs, we may file a prospectus supplement identifying any purchaser, pledgee, donee or other transferee. In addition, we may from time to time include additional selling securityholders who hold notes not specifically identified above in an amendment to this registration statement or a supplement to this prospectus. Additional selling securityholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the selling securityholder table by prospectus supplement or post-effective amendment. Successors of identified selling securityholders, including without limitation their transferees, pledges and donees or their successors, will not be able to use this prospectus for resales until they are named in the selling securityholder table by prospectus supplement or post-effective amendment.

Because the selling securityholders may offer all or some of their notes or the underlying common shares from time to time, we cannot estimate the amount of the notes or underlying common shares that will be held by the selling securityholders upon the termination of any particular offering. See “Plan of Distribution.”

None of the selling securityholders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us within the past three years, except that Citigroup Global Markets Inc. was an initial purchaser in the private placement in which the notes were initially issued and a co-bookrunner in the subsequent resales. All of the notes are “restricted securities” under the Securities Act prior to their sale under this registration statement.

PLAN OF DISTRIBUTION

We will not receive any of the proceeds of the sale of the notes or the common shares issued upon conversion of the notes offered by this prospectus. The notes and the underlying common shares may be sold from time to time to purchasers:

•	directly by the selling securityholders; or alternatively,

•
through underwriters, broker-dealers or agents who may receive compensation in the form of underwriting discounts or commissions or agent’s commissions from the selling securityholders or the purchasers of the common shares.

The selling securityholders and any such broker-dealers or agents who participate in the distribution of the notes and the underlying common shares may be deemed to be “underwriters.” As a result, any profits on the sale of the notes and the underlying common shares by selling securityholders and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. If the selling securityholders were to be deemed underwriters, the selling securityholders may be subject to certain statutory liabilities of, including, but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

If the notes and the underlying common shares are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The notes and the underlying common shares may be sold in one or more transactions at:

•	fixed prices, which may be changed;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions (which may involve block transactions):

•
on any national securities exchange or quotation service on which the notes and underlying common shares may be listed or quoted at the time of the sale, including the New York Stock Exchange in the case of the common shares;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	through the writing of options.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with sales of the notes and the underlying common shares, the selling securityholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the notes and the underlying common shares in the course of hedging their positions. The selling securityholders may also sell the notes and the underlying common shares short and deliver notes and the underlying common shares to close out short positions, or loan or pledge notes and the underlying common shares to broker-dealers that in turn may sell the notes and the underlying common shares.

The selling securityholders identified by the symbol “#” in the table in the preceding section are broker-dealers, and, as such they are underwriters within the meaning of Section 2(a)(11) of the Securities Act with respect to the shares each of them may offer for sale, and are subject to the prospectus delivery requirements of the Securities Act as well as to statutory liabilities, including, but not limited to, liabilities under Sections 11, 12 and 17 of the Securities Act. With respect to selling securityholders that are affiliates of broker-dealers, identified by the symbol “+” in the table in the preceding section, we believe that such entities acquired their notes or underlying common shares in the ordinary course of business, and at the time of the purchase such selling securityholders had no agreements or understandings, directly or indirectly, with any person to distribute the notes or underlying common shares. To the extent that we become aware that any such entities did not acquire their notes or underlying common shares in the ordinary course of business or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms a part or a prospectus supplement, as applicable, to designate such affiliate as an underwriter within the meaning of the Securities Act.

To our knowledge, there are currently no plans, arrangements or understandings between any selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the notes and the underlying common shares by the selling securityholders. Selling securityholders may be able to sell the notes and the underlying common shares pursuant to an exemption from the registration requirements of the Securities Act rather than making sales pursuant to this prospectus. In addition, we cannot assure you that any such selling securityholder will not transfer, devise or gift the notes and the underlying common shares by other means not described in this prospectus.

Our common shares are traded on the New York Stock Exchange under the symbol “WRI.” We do not intend to apply for listing of the notes on any securities exchange or on the Nasdaq National Market. Accordingly, we cannot assure you that the notes will be liquid or that any trading market for the notes will develop.

There can be no assurance that any selling securityholder will sell any or all of the notes and the underlying common shares pursuant to this prospectus. In addition, any notes and the underlying common shares covered by this prospectus that qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

The selling securityholders and any other person participating in such distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes and the underlying common shares by the selling securityholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes and the underlying common shares to engage in market-making activities with respect to the particular notes and the underlying common shares being distributed for a period of up to five business days prior to the commencement of such distribution. This may affect the marketability of the notes and the underlying common shares and the ability of any person or entity to engage in market-making activities with respect to the notes and the underlying common shares.

Pursuant to the registration rights agreement filed as an exhibit to this registration statement, we and the selling securityholders will be indemnified by the other against certain liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection with these liabilities.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the notes and the underlying common shares to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

Electronic Distribution

In connection with this offering, certain of the selling securityholders may distribute this prospectus electronically.

LEGAL MATTERS

The validity of the notes and common shares issuable upon conversion of the notes, as well as certain tax matters, has been passed upon for us by Locke Liddell & Sapp LLP, Dallas, Texas.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Weingarten Realty Investors’ Current Report on Form 8-K dated November 28, 2006, and the related financial statement schedules and management’s report on the effectiveness of internal control over financial reporting both incorporated in this prospectus by reference from Weingarten Realty Investors’ Annual Report on Form 10-K for the year ended December 31, 2005, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The combined statements of revenues and certain expenses of Woolbright Properties Portfolio and North American Properties Portfolio incorporated in this prospectus by reference from Weingarten Realty Investors’ Current Report on Form 8-K dated October 31, 2006, have been audited by Deloitte & Touche LLP, an independent auditor, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$575,000,000

Weingarten Realty

Investors

3.95% Convertible Senior Notes due 2026 and

the Common Shares Issuable Upon Conversion

of the Notes

_______________

PROSPECTUS
November __, 2006
_______________

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses in connection with the offering contemplated by this Registration Statement:

SEC Registration Fee	$61,525.00
Accounting Fees and Expenses	25,000.00*
Legal Fees and Expenses	35,000.00*
Miscellaneous	25,000.00*
Total	$146,525.00*
*Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 9.20 of the Texas REIT Act empowers a real estate investment trust to indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, or any inquiry or investigation that can lead to such an action, suit or proceeding because the person is or was a trust manager, officer, employee or agent of the real estate investment trust or is or was serving at the request of the real estate investment trust as a trust manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another real estate investment trust, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against expenses (including court costs and attorney fees), judgments, penalties, fines and settlements if he conducted himself in good faith and reasonably believed his conduct was in or not opposed to the best interests of the real estate investment trust and, in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

The Texas REIT Act further provides that, except to the extent otherwise permitted therein, a trust manager may not be indemnified in respect of a proceeding in which the person is found liable on the basis that a personal benefit was improperly received by him or in which the person is found liable to the real estate investment trust. Indemnification pursuant to Subsection (B) of Section 9.20 of the Texas REIT Act is limited to reasonable expenses actually incurred and may not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust.

Subsection (C) of Section 15.10 of the Texas REIT Act provides that a trust manager shall not be liable for any claims or damages that may result from his acts in the discharge of any duty imposed or power conferred upon him by the real estate investment trust, if, in the exercise of ordinary care, he acted in good faith and in reliance upon information, opinions, reports or statements, including financial statements and other financial data, concerning the real estate investment trust or another person, that were prepared or presented by officers or employees of the real estate investment trust, legal counsel, public accountants, investment bankers, or certain other professionals, or a committee of trust managers of which the trust manager is not a member. In addition, no trust manager shall be liable to the real estate investment trust for any act, omission, loss, damage, or expense arising from the performance of his duty to a real estate investment trust, save only for his own willful misfeasance, willful malfeasance or gross negligence.

Article Sixteen of our amended and restated declaration of trust provides that we shall indemnify officers and trust managers, as set forth below:

(a) We shall indemnify, to the extent provided in our bylaws, every person who is or was serving as our or our corporate predecessor's director, trust manager or officer and any person who is or was serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person in connection with any proceeding in which he was, is, or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being made a defendant or respondent, by reason, in whole or in part, of his holding or having held a position named above in this paragraph.

(b) If the indemnification provided in paragraph (a) is either (i) insufficient to cover all costs and expenses incurred by any person named in such paragraph as a result of such person being made or threatened to be made a defendant or respondent in a proceeding by reason of his holding or having held a position named in such paragraph or (ii) not permitted by Texas law, we shall indemnify, to the fullest extent that indemnification is permitted by Texas law, every person who is or was serving as our or our corporate predecessor's director, trust manager or officer and any person who is or was serving at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise with respect to all costs and expenses incurred by such person in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being made a defendant or respondent, by reason, in whole or in part, of his holding or having held a position named above in this paragraph.

Our bylaws provide that we may indemnify any trust manager or officer who was, is or is threatened to be made a party to any suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, because the person is or was serving as our trust manager, officer, employee or agent, or is or was serving at our request in the same or another capacity in another corporation or business association, against judgments, penalties, fines, settlements and reasonable expenses actually incurred if it is determined that the person: (1) conducted himself in good faith; (2) reasonably believed that, in the case of conduct in his official capacity, his conduct was in our best interests, and that, in all other cases, his conduct was at least not opposed to our best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided that, if the person is found liable to us, or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (A) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (B) will not be made in respect of any proceeding in which the person shall have been found liable to us for willful or intentional misconduct in the performance of his duty.

ITEM 16. EXHIBITS.

3.1	Amended and Restated Declaration of Trust, as amended (filed as Exhibit 3.1 to our Registration Statement on Form S-3 (No. 33-49206) and incorporated herein by reference).
3.2	Amendment to the Restated Declaration of Trust (filed as Exhibit 3.2 to our Registration Statement on Form 8-A filed January 19, 1999 and incorporated herein by reference).
3.3	Second Amendment to the Restated Declaration of Trust (filed as Exhibit 3.3 to our Registration Statement on Form 8-A filed January 19, 1999 and incorporated herein by reference).
3.4	Third Amendment to the Restated Declaration of Trust (filed as Exhibit 3.4 to our Registration Statement on Form 8-A filed January 19, 1999 and incorporated herein by reference).
3.5
Fourth Amendment of the Restated Declaration of Trust dated April 28, 1999 (filed as Exhibit 3.5 to our Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

3.6
Fifth Amendment of the Restated Declaration of Trust dated April 20, 2001 (filed as Exhibit 3.6 to our Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

3.7	Amended and Restated Bylaws (filed as Exhibit 3.2 to our Registration Statement on Form S-3 (No. 33-49206) and incorporated herein by reference).
4.1	Form of common share certificate (filed as Exhibit 4.1 to our Registration Statement on Form S-3 (No. 333-104559) and incorporated herein by reference).
4.2
First Supplemental Indenture, dated as of August 2, 2006, among the Company and JPMorgan Chase Bank, National Association (filed as Exhibit 4.1 to our Form 8-K filed on August 2, 2006 and incorporated herein by reference).

4.3
Form of 3.95% Convertible Senior Note due 2026 (attached as Exhibit A to the First Supplemental Indenture (filed as Exhibit 4.2 to our Form 8-K filed on August 2, 2006 and incorporated herein by reference).

4.4
Registration Rights Agreement, dated as of June 27, 2006, among the Company and Citigroup Global Markets Inc., as representative of the Initial Purchasers (filed as Exhibit 4.3 to our Form 8-K filed on August 2, 2006 and incorporated herein by reference).

5.1*	Opinion of Locke Liddell & Sapp LLP as to the legality of the securities being registered.
8.1*	Opinion of Locke Liddell & Sapp LLP as to certain tax matters.
12.1
Statements regarding computations of ratios (filed as Exhibit 12.1 to our Form 8-K filed on November 28, 2006 and as Exhibit 12.1 to our Form 10-Q filed on November 9, 2006, and incorporated herein by reference).

23.1	Consent of Deloitte & Touche LLP.
23.2*	Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1 hereto).
23.3*	Consent of Locke Liddell & Sapp LLP (included in Exhibit 8.1 hereto).
24.1*	Power of Attorney (included on signature page).
25.1*	Statement of Eligibility of Trustee.
_____________________________
*Previously filed.

ITEM 17. UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commissions pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in the reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 of this Registration Statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than in payment by the registrant of expenses incurred or paid by a trust manager, director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the registrant by such trust manager, director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of November, 2006.

WEINGARTEN REALTY INVESTORS

By:	/s/ Andrew M. Alexander
Andrew M. Alexander
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Stanford Alexander	Chairman of the Board,	November 28, 2006
	Stanford Alexander	Trust Manager

By:	/s/ Andrew M. Alexander	President, Chief Executive Officer,	November 28, 2006
	Andrew M. Alexander	and Trust Manager

By:	*	Trust Manager	November 28, 2006
J. Murry Bowden

By:	*	Trust Manager	November 28, 2006
James W. Crownover

By:	*	Trust Manager	November 28, 2006
Robert J. Cruikshank

By:	*	Trust Manager	November 28, 2006
Melvin A. Dow

By:	*	Trust Manager	November 28, 2006
Stephen A. Lasher

By:	/s/ Stephen C. Richter	Executive Vice President and	November 28, 2006
	Stephen C. Richter	Chief Financial Officer

By:	*	Trust Manager	November 28, 2006
Douglas W. Schnitzer

By:	*	Trust Manager	November 28, 2006
Marc J. Shapiro

By:	/s/ Joe D. Shafer	Vice President/Chief Accounting Officer	November 28, 2006
	Joe D. Shafer	(Principal Accounting Officer)

*By:	/s/ Stephen C. Richter
Stephen C. Richter
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number

3.1	Amended and Restated Declaration of Trust, as amended (filed as Exhibit 3.1 to our Registration Statement on Form S-3 (No. 33-49206) and incorporated herein by reference).
3.2	Amendment to the Restated Declaration of Trust (filed as Exhibit 3.2 to our Registration Statement on Form 8-A filed January 19, 1999 and incorporated herein by reference).
3.3	Second Amendment to the Restated Declaration of Trust (filed as Exhibit 3.3 to our Registration Statement on Form 8-A filed January 19, 1999 and incorporated herein by reference).
3.4	Third Amendment to the Restated Declaration of Trust (filed as Exhibit 3.4 to our Registration Statement on Form 8-A filed January 19, 1999 and incorporated herein by reference).
3.5
Fourth Amendment of the Restated Declaration of Trust dated April 28, 1999 (filed as Exhibit 3.5 to our Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

3.6
Fifth Amendment of the Restated Declaration of Trust dated April 20, 2001 (filed as Exhibit 3.6 to our Annual Report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).

3.7	Amended and Restated Bylaws (filed as Exhibit 3.2 to our Registration Statement on Form S-3 (No. 33-49206) and incorporated herein by reference).
4.1	Form of common share certificate (filed as Exhibit 4.1 to our Registration Statement on Form S-3 (No. 333-104559) and incorporated herein by reference).
4.2
First Supplemental Indenture, dated as of August 2, 2006, among the Company and JPMorgan Chase Bank, National Association (filed as Exhibit 4.1 to our Form 8-K filed on August 2, 2006 and incorporated herein by reference).

4.3
Form of 3.95% Convertible Senior Note due 2026 (attached as Exhibit A to the First Supplemental Indenture (filed as Exhibit 4.2 to our Form 8-K filed on August 2, 2006 and incorporated herein by reference).

4.4
Registration Rights Agreement, dated as of June 27, 2006, among the Company and Citigroup Global Markets Inc., as representative of the Initial Purchasers (filed as Exhibit 4.3 to our Form 8-K filed on August 2, 2006 and incorporated herein by reference).

5.1*	Opinion of Locke Liddell & Sapp LLP as to the legality of the securities being registered.
8.1*	Opinion of Locke Liddell & Sapp LLP as to certain tax matters.
12.1
Statements regarding computations of ratios (filed as Exhibit 12.1 to our Form 8-K filed on November 28, 2006 and as Exhibit 12.1 to our Form 10-Q filed on November 9, 2006, and incorporated herein by reference).

23.1	Consent of Deloitte & Touche LLP.
23.2*	Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.1 hereto).
23.3*	Consent of Locke Liddell & Sapp LLP (included in Exhibit 8.1 hereto).
24.1*	Power of Attorney (included on signature page).
25.1*	Statement of Eligibility of Trustee.
_____________________________
*Previously filed.